SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.   )

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VENTAS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10350 Ormsby Park Place

Suite 300

Louisville, Kentucky 40223

(502) 357-9000

April 4, 2005

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at 12:00 p.m., local time, on Tuesday, May 24, 2005, at The Ritz-Carlton Chicago, 160 East Pearson Street at Water Tower Place, Chicago, Illinois 60611.

The Board of Directors appreciates your interest in Ventas, Inc. Regardless of whether you plan to attend the meeting, it is important that your shares are represented. Please sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

Sincerely,

Debra A. Cafaro

Chairman of the Board, Chief Executive Officer and President

10350 Ormsby Park Place

Suite 300

Louisville, Kentucky 40223

(502) 357-9000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Ventas, Inc.:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Ventas, Inc. (the “Company”) will be held at 12:00 p.m., local time, on Tuesday, May 24, 2005, at The Ritz-Carlton Chicago, 160 East Pearson Street at Water Tower Place, Chicago, Illinois 60611, to consider and vote on:

1.	The election of directors for the ensuing year;

2.	The ratification of the appointment of Ernst & Young LLP as the independent auditors for fiscal year 2005;

3.	The adoption of the Ventas Employee and Director Stock Purchase Plan; and

4.	Such other business as may properly come before the Annual Meeting or any adjournment thereof.

The close of business on March 28, 2005 has been fixed as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of all stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose reasonably related to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company’s principal executive offices located at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223. Your attention is directed to the Proxy Statement accompanying this notice.

You are cordially invited to attend the Annual Meeting in person. EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. This will not prevent you from voting your shares in person if you choose to attend the Annual Meeting.

By Order of the Board of Directors,

T. Richard Riney

Executive Vice President, General Counsel and Corporate Secretary

Louisville, Kentucky

April 4, 2005

VENTAS, INC.

10350 Ormsby Park Place

Suite 300

Louisville, Kentucky 40223

(502) 357-9000

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

May 24, 2005

GENERAL INFORMATION

The Annual Meeting of Stockholders (the “Annual Meeting”) of Ventas, Inc. (the “Company,” “we” or “us”) will be held at 12:00 p.m., local time, on Tuesday, May 24, 2005, at The Ritz-Carlton Chicago, 160 East Pearson Street at Water Tower Place, Chicago, Illinois 60611. This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) to be used at the Annual Meeting and at any adjournments thereof.

Only stockholders of record at the close of business on March 28, 2005 are entitled to vote at the Annual Meeting or any adjournments thereof. On the record date, 84,808,217 shares of our common stock, par value $0.25 per share (“Common Stock”), were outstanding. Each share of Common Stock entitles the owner to one vote. However, certain shares designated as “Excess Shares” pursuant to our Certificate of Incorporation (which are generally any shares owned in excess of 9% of the outstanding Common Stock) may not be voted by the record owner thereof, but will instead be voted in accordance with Article XII of our Certificate of Incorporation.

A majority of the outstanding shares of Common Stock present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and proxies relating to “street name” shares for which brokers or nominees do not have discretionary voting power with respect to one or more proposals and have not received voting instructions from the beneficial owner (“Broker Non-Votes”) are counted in determining whether a quorum is present. The vote of a plurality of the shares of Common Stock present in person or by proxy will be necessary to elect the director-nominees listed in this Proxy Statement. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote will be necessary to approve all other proposals and matters that may come before the Annual Meeting for stockholder consideration; provided that, in the case of the proposal to approve the Ventas Employee and Director Stock Purchase Plan, the number of votes cast on such proposal represents at least 50% of the shares of Common Stock entitled to vote thereon. Therefore, with respect to the election of directors, the nominees receiving the greatest number of votes cast will be elected, and abstentions or Broker Non-Votes for a director-nominee will have no effect. With respect to the ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent auditors for fiscal year 2005, abstentions will have the same effect as votes against such proposal, whereas Broker Non-Votes will have no effect. With respect to the approval of the Ventas Employee and Director Stock Purchase Plan, abstentions will have the same effect as votes against such proposal and Broker Non-Votes will not be counted as votes cast so they could prevent us from satisfying the requirement that the number of votes cast with respect to such proposal represent at least 50% of the shares of Common Stock entitled to vote thereon.

We intend to first distribute this Proxy Statement and the materials accompanying it on or about April 4, 2005. If the enclosed proxy card is properly signed, returned to us and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the proxy will be voted (i) in favor of the nominees for directors named in this Proxy Statement, (ii) in favor of the ratification of the appointment of Ernst & Young as our independent auditors for fiscal year 2005, (iii) in favor of the adoption of the Ventas Employee and Director Stock Purchase Plan, and (iv) in the discretion of the proxy holders, on such other business as may properly come before the Annual Meeting. Shareholders who hold shares in “street name” should follow the instructions provided by their broker or nominee to instruct the broker or nominee how to vote the shares.

A person giving the enclosed proxy has the power to revoke it at any time before it is exercised. However, such revocation must be made in writing and received by the General Counsel of the Company at our principal executive offices located at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223 at or before the time and date of the Annual Meeting. A stockholder may also attend the Annual Meeting and vote in person, in which event any prior proxy given by the stockholder will be revoked automatically. No dissenters’ or appraisal rights are available with respect to the proposals presently being submitted to the stockholders for their consideration.

We will bear the cost of soliciting proxies by the Board of Directors. Such solicitation will be made by mail and in addition may be made personally or by telephone by directors, officers and employees of the Company, none of whom will receive additional compensation for these services. We may engage a third party investor relations firm, including Corporate Communications, Inc., to solicit proxies by telephone and mail for a customary fee. Forms of proxies and proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of Common Stock. We will reimburse these parties for their reasonable out-of-pocket expenses incurred in connection with the distribution.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors currently consists of seven directors, all of whom the Board has nominated upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating and Governance Committee”) to be elected as directors at the Annual Meeting. Each director elected at the Annual Meeting will serve, subject to the provisions of our bylaws, until his or her successor is duly elected and qualified. The names of the nominees proposed for election as directors, together with certain information concerning the nominees, are set forth below:

Nominees for Directors

Debra A. Cafaro. Ms. Cafaro (age 47) joined the Company as Chief Executive Officer and President on March 5, 1999. Ms. Cafaro was appointed Chairman of the Board effective January 28, 2003. From April 1997 to May 1998, she served as President and Director of Ambassador Apartments, Inc. (NYSE: AAH), a real estate investment trust (“REIT”). Ms. Cafaro was a founding member of the Chicago law firm Barack Ferrazzano Kirschbaum Perlman & Nagelberg, specializing in real estate, finance and corporate transactions. From 1988 to 1992, Ms. Cafaro served as an Adjunct Professor of Law at Northwestern University Law School. Ms. Cafaro is admitted to the Bar in Illinois and Pennsylvania. She is a member of the Executive Committee of the Board of Governors of National Association of Real Estate Investment Trusts (“NAREIT”) and the Visiting Committee of the University of Chicago Law School. (1)(2)

Douglas Crocker II. Mr. Crocker (age 64) has been a director of the Company since September 1998. Mr. Crocker served as Vice Chairman of the Board of Trustees of Equity Residential Properties Trust (NYSE: EQR) (“EQR”), the nation’s largest apartment real estate investment trust, from January 2003 to April 2003. Mr. Crocker served as Trustee and Chief Executive Officer of EQR from March 1993 to December 2002. Mr. Crocker also served as President of EQR from March 1993 until April 2002. Mr. Crocker has been President and Chief Executive Officer of First Capital Corporation, a sponsor of public limited real estate partnerships, since December 1992 and a director of First Capital Corporation since January 1993. Mr. Crocker also served as Executive Vice President of Equity Financial and Management Company, a subsidiary of Equity Group Investments, Inc. (“EGI”), which provides strategic direction and services for EGI’s real estate and corporate activities, from November 1992 until March 1997. Mr. Crocker has served as a director of Wellsford Real Properties, Inc. (AMEX: WRP), a real estate merchant banking firm, since June 1997, Prime Group Realty Trust (NYSE: PGE), a real estate investment trust that owns and operates office and industrial properties, since September 2002, Acadia Realty Trust (NYSE: AKR), a real estate investment trust that owns and operates shopping centers, since November 2003, Reckson Associates Realty Corp (NYSE: RA), an office and industrial real estate investment trust, since February 2004 and Post Properties, Inc. (NYSE: PPS), since May 2004. (1)(2)(3)(4)

Ronald G. Geary. Mr. Geary (age 57), an attorney and certified public accountant, has served as a director of the Company since May 1, 1998. Mr. Geary has served as a director and President of ResCare, Inc. (NASDAQ: RSCR) (“ResCare”), a provider of residential training and support services for persons with developmental disabilities and certain vocational training services, since February 1990 and as Chief Executive Officer of ResCare since 1993. Since June 1998, Mr. Geary also has served as Chairman of the Board of ResCare. Prior to becoming Chief Executive Officer, Mr. Geary was Chief Operating Officer of ResCare from 1990 to 1993. Mr. Geary served as a director of Alterra Healthcare Corporation (AMEX: ALI), a national assisted living company, from May 2001 to December 2003. (1)(2)(4)

Jay M. Gellert. Mr. Gellert (age 51) joined the Company as a director on September 10, 2001. Since 1998, Mr. Gellert has been President and Chief Executive Officer of Health Net, Inc. (formerly known as Foundation Health Systems, Inc.) (NYSE: HNT) (“Health Net”), an integrated managed care organization which administers the delivery of managed healthcare services. Mr. Gellert has served on the Board of Directors of Health Net since February 1999. Previously, Mr. Gellert was President and Chief Operating Officer of Health Net from May 1997 to August 1998 and Executive Vice President and Chief Operating Officer of Health Net from April 1997 to May 1997. From June 1996 to March 1997, Mr. Gellert served as President and Chief Operating Officer of Health Net, then operating as Health Systems International, Inc. (“HSI”), a health maintenance organization. He served on the Board of Directors of HSI from June 1996 to April 1997. Prior to joining HSI, Mr. Gellert directed strategic advisory engagements for Shattuck Hammond Partners. Mr. Gellert serves on the boards of the American Association of Health Plans and Miavita, Inc. (1)(5)

Christopher T. Hannon. Mr. Hannon (age 42) was appointed by the Board as a director of the Company on September 9, 2004. Since 2002, Mr. Hannon has served as Senior Vice President and Chief Financial Officer of Province Healthcare Company (NYSE: PRV) (“Province”), which he joined in 1997. (Province has announced that it has agreed to be acquired by LifePoint Hospitals, Inc. (NASDAQ: LPNT).) Prior to 1997, Mr. Hannon was a vice president with SunTrust Banks, Inc. (NYSE: STI) (“SunTrust”), where he was a senior healthcare lender. He joined SunTrust in 1984. (4)

Sheli Z. Rosenberg. Ms. Rosenberg (age 63) has been a director of the Company since January 26, 2001. Ms. Rosenberg was Vice Chairman of Equity Group Investments, LLC (“EGI, LLC”), an investment company, from January 2000 to October 2003 and Chief Executive Officer and President of EGI, LLC from January 1999 to January 2000. From November 1994 until 1999, Ms. Rosenberg served as Chief Executive Officer, President and a director of EGI, an owner, manager and financier of real estate and corporations. Ms. Rosenberg was a principal in the law firm of Rosenberg & Liebentritt, P.C. from 1980 to 1997. Ms. Rosenberg is also a trustee of EQR, an apartment REIT, and Equity Office Properties Trust (NYSE: EOP), an office REIT. Ms. Rosenberg is a director of Equity Life Style Properties (NYSE: ELS), a manufactured home community REIT, CVS Corporation (NYSE: CVS), a drug store chain, and Cendant Corporation (NYSE: CD), a provider of travel-related, real estate-related and direct marketing consumer and business services. Ms. Rosenberg is co-founder and President of The Center for Executive Women at the Kellogg School of Management. (3)(5)

Thomas C. Theobald. Mr. Theobald (age 67) joined the Company as a director on June 4, 2003. Since September 2004, Mr. Theobald has served as Senior Advisor at Chicago Growth Capital (formerly William Blair Capital Partners) (“Chicago Growth”), a Chicago-based investment firm. From September 1994 to September 2004, he served as a Managing Director at Chicago Growth, and from July 1987 to August 1994, Mr. Theobald was Chairman and Chief Executive Officer of Continental Bank Corporation, a bank holding company. Prior to that, he worked at Citicorp/Citibank from 1960 to 1987, rising to the level of Vice Chairman. He currently serves on the Boards of Directors of Anixter International, Inc. (NYSE: AXE), a supplier of electrical apparatus and equipment, Columbia Funds, a mutual fund group, AMBAC Financial Group (NYSE: ABK), a financial guaranty underwriter, and Jones Lang LaSalle Incorporated (NYSE: JLL), a real estate services and investment management firm. Mr. Theobald is also a director of the MacArthur Foundation, a Life Trustee of Northwestern University and a director of the Board of Dean’s Advisors at Harvard Business School. (3)(5)

(1)	Member of the Executive Committee, of which Mr. Gellert is the Chair.
(2)	Member of the Investment Committee, of which Ms. Cafaro is the Chair.
(3)	Member of the Executive Compensation Committee (the “Compensation Committee”), of which Ms. Rosenberg is the Chair.
(4)	Member of the Audit and Compliance Committee (the “Audit Committee”), of which Mr. Crocker is the Chair.
(5)	Member of the Nominating and Governance Committee, of which Ms. Rosenberg is the Chair.

The information given in this Proxy Statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of such nominees, except to the extent certain information appears in the Company’s records. The information regarding the directors’ ages and committee membership is as of March 28, 2005.

Board Independence

The Board of Directors has affirmatively determined that all directors nominated for election at the Annual Meeting are independent of the Company and its management and qualify as independent under the rules of the New York Stock Exchange (the “NYSE”), except for Ms. Cafaro, who, as our Chairman of the Board, Chief Executive Officer and President, is not independent under the rules of the NYSE. The Board’s determination was based on a review conducted on March 14, 2005, pursuant to which each director’s independence was evaluated on a case-by-case basis. The Board considered any matters that could affect the ability of each outside director to exercise independent judgment in carrying out his or her responsibilities as a director, including all transactions and relationships between, on one hand, each such director, the director’s family members and organizations with which the director or the director’s family members have an affiliation, and, on the other hand, the Company, its subsidiaries and its management. Any such matters were evaluated both from the standpoint of the director and from that of persons or organizations with which the director has an affiliation. The Board of Directors has concluded that none of the directors (other than Ms. Cafaro) has a material relationship with the Company. Each director abstained from the vote pertaining to the determination of his or her independence.

In evaluating Mr. Geary’s independence, the Board considered the relationship between the Company and ResCare pursuant to the Master Lease described under “Certain Relationships and Related Transactions—Transactions with ResCare” and has determined that such relationship is not material to Mr. Geary, ResCare or the Company from a financial perspective or otherwise. The total annual payments made to the Company under the Master Lease constitute less than one-tenth of one percent (0.1%) of the annual gross consolidated revenues of ResCare, and less than one-half of one percent (0.5%) of the annual gross consolidated revenues of the Company. Further, the Board of Directors believes that the terms of the Master Lease represent market rates. The Board of Directors does not believe this relationship will affect the ability of Mr. Geary to exercise independent judgment in carrying out his responsibilities as a director of the Company.

In evaluating Mr. Crocker’s independence, the Board considered certain provisions of Ms. Cafaro’s employment agreement described under “Employment and Other Agreements—Employment Agreement: Cafaro” that entitle Ms. Cafaro and Mr. Crocker to jointly designate a person to be nominated to serve as a director. The Board has determined that this arrangement will not affect the ability of Mr. Crocker to exercise independent judgment in making such designation or otherwise carrying out his responsibilities as a director because Mr. Crocker is under no obligation under such provisions to designate a director that does not meet the criteria that he deems appropriate for such a designee, and any director, if appointed, will need to be re-nominated and re-elected by our stockholders at each Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

The Board of Directors does not contemplate that any of the nominees will be unable to accept election as a director. However, in the event that one or more nominees are unable or unwilling to accept or are unavailable to serve, the persons named in the proxies or their substitutes will have authority, according to their judgment, to vote or refrain from voting for other individuals as directors.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board Meeting Attendance

During 2004, the Board of Directors held a total of seven meetings, including four regular meetings and three special meetings. In conjunction with its four regular quarterly meetings, the Board of Directors met in executive session, outside the presence of management. The non-management members of the Board of Directors are expected to meet in executive session outside the presence of management, at a minimum, at each of the regularly scheduled quarterly Board of Directors meetings. On May 21, 2004, the Board of Directors appointed Mr. Crocker to serve as Presiding Director, whose duties include chairing the executive sessions of the non-management members of the Board of Directors. The Presiding Director must be an independent member of the Board of Directors. Mr. Crocker is expected to serve as the Presiding Director until the Annual Meeting and until his successor has been elected or until his earlier resignation, removal from office or death.

It is the Company’s policy that all directors should attend the Company’s Annual Meetings of Stockholders. All of the directors standing for re-election at the Company’s 2004 Annual Meeting of Stockholders (the “2004 Annual Meeting”) attended the 2004 Annual Meeting.

Stockholders of the Company and other parties interested in communicating directly with the Board of Directors may do so by writing to Board of Directors, Ventas, Inc., c/o Corporate Secretary, 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223 or by submitting an e-mail to the Board of Directors at bod@ventasreit.com. Communications sent to the Company addressed to the Board of Directors are screened by the Corporate Secretary for appropriateness before either forwarding to or notifying the members of the Board of Directors of receipt of a communication. Additionally, stockholders of the Company and other parties interested in communicating directly with the Presiding Director of the Board of Directors or with the non-management directors as a group may do so by writing to Presiding Director, Ventas, Inc., 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223 or by submitting an e-mail to the independent members of the Board of Directors at independentbod@ventasreit.com.

Committees of the Board

The Board of Directors has an Audit Committee, Compensation Committee, Executive Committee, Investment Committee and Nominating and Governance Committee.

Audit Committee. The Audit Committee held five meetings during 2004. The Audit Committee is comprised of Messrs. Douglas Crocker II (Chair), Ronald G. Geary and Christopher T. Hannon. The Board of Directors has determined that each member of the Audit Committee is independent and satisfies the independence standards of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and related rules and regulations of the Securities and Exchange Commission (the “Commission”) and the listing standards adopted by the NYSE, including the additional independence requirements for audit committee members. The Board of Directors has also determined that each member of the Audit Committee is financially literate and qualifies as an audit committee financial expert under the rules of the Commission.

The Audit Committee assists Board oversight of the quality and integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the Company’s internal audit function and independent auditors. Among other things, the Audit Committee prepares the report required by Commission rules to be included in the Company’s annual proxy statement; annually reviews its charter and the performance of the Audit Committee; appoints and evaluates the Company’s independent auditors, subject to stockholder ratification; compensates, retains and oversees the work of the independent auditor (including the resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; reviews and approves the annual audited financial statements, quarterly financial statements and other reports and statements of the Company and its subsidiaries filed with the Commission; approves all audit services and permitted non-audit services (including the fees and terms thereof); reviews significant issues and judgments concerning the Company’s financial statements, regulatory and accounting initiatives and the Company’s internal controls; reviews quarterly reports from the independent auditors on all critical accounting policies to be used, alternative treatment of financial information and other material written communications between the independent auditor and management; reviews the Company’s earnings press releases, as well as any financial information and earnings guidance provided to analysts and ratings agencies; reviews the Company’s risk exposures, including the Company’s risk assessment and risk management policies and guidelines; reviews disclosures by the Company’s Chief Executive Officer and Chief Financial Officer about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls; discusses with the independent auditor any problems relating to the conduct of the audit and management’s response thereto; reviews and evaluates the qualifications, performance and independence of the independent auditor, including the lead partner of the independent auditor team; annually reviews a report from the independent auditor regarding (i) the independent auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditor and the Company; oversees the Company’s internal audit function; reviews conflicts of interest and similar matters involving a director or officer of the Company; establishes procedures for the receipt, retention and treatment of complaints concerning financial matters; reviews correspondence with regulators or governmental agencies and any published reports concerning the Company’s financial statements; and reviews accounting and financial personnel. The Audit Committee maintains free and open communication with the Board of Directors, the independent auditors, the internal auditors and the financial management.

A more complete description of the functions of the Audit Committee is set forth in the Audit Committee’s written charter, which is available on the Company’s Web site at www.ventasreit.com.

Compensation Committee. The Compensation Committee held four meetings in 2004. The Compensation Committee is comprised of Ms. Sheli Z. Rosenberg (Chair) and Messrs. Douglas Crocker II and Thomas C. Theobald. The Board of Directors has determined that each member of the Compensation Committee is independent and meets the definition of independence adopted by the NYSE. The functions of the Compensation Committee are to establish annual salary levels, approve fringe benefits and administer the 2000 Incentive Compensation Plan and other compensation plans or programs for executive officers of the Company. The Compensation Committee’s compensation decisions for the Company’s Chief Executive Officer are subject to the review and approval of the independent members of the Board of Directors. A copy of the charter of the Compensation Committee is available on the Company’s Web site at www.ventasreit.com.

Executive Committee. The Executive Committee did not hold any meetings during 2004. The Executive Committee is comprised of Mr. Jay M. Gellert (Chair), Ms. Debra A. Cafaro and Messrs. Douglas Crocker II and Ronald G. Geary. The Board of Directors has delegated to the Executive Committee the power to direct the management of the business and affairs of the Company in emergency situations during the intervals between meetings of the Board (except for matters reserved to the Board and other committees of the Board).

Investment Committee. The Investment Committee held two meetings during 2004. The Investment Committee is comprised of Ms. Debra A. Cafaro (Chair) and Messrs. Douglas Crocker II and Ronald G. Geary. The function of the Investment Committee is to review and approve investments in, and acquisitions or development of, healthcare-related or senior housing facilities.

Nominating and Governance Committee. The Nominating and Governance Committee held two meetings during 2004. The Nominating and Governance Committee is comprised of Ms. Sheli Z. Rosenberg (Chair) and Messrs. Jay M. Gellert and Thomas C. Theobald. The Board of Directors has determined that each member of the Nominating and Governance Committee is independent and meets the definition of independence adopted by the NYSE. The Nominating and Governance Committee identifies individuals qualified to become members of the Board; selects, or recommends to the Board for selection, director-nominees; oversees the Board and Board committees; develops and recommends to the Board a set of corporate governance guidelines and the corporate code of ethics; and generally advises the Board on corporate governance and related matters. Other specific authority and responsibilities of the Nominating and Governance Committee include establishing or approving the criteria for Board membership; making recommendations to the Board regarding its size, composition and tenure of directors; reviewing stockholder proposals and proposed responses; advising the Board on appropriate structure and operations of all committees of the Board, including committee member qualifications; reviewing and recommending to the Board committee assignments and additional committee members to fill vacancies as needed; reviewing and recommending to the Board the amount and types of compensation to be paid to the Company’s outside directors; annually reviewing with the Board succession planning with respect to the Chief Executive Officer and the other executive officers of the Company; periodically reviewing the Company’s policies and procedures, including without limitation the corporate governance guidelines and the corporate code of ethics, as it deems appropriate, and recommending any changes or modifications to the Board for approval; developing, implementing, reviewing and monitoring an orientation program for new directors as well as a continuing education program for existing directors; monitoring developments, trends and best practices in corporate governance and taking such actions in accordance therewith, as it deems appropriate; and overseeing, as it deems appropriate, an evaluation process of the Board and each of the Board committees as well as an annual self-performance evaluation. The Nominating and Governance Committee has the authority to form subcommittees of independent directors and delegate its authority, to the extent not otherwise inconsistent with its obligations and responsibilities. A copy of the charter of the Nominating and Governance Committee is available on the Company’s Web site at www.ventasreit.com.

The Company’s Guidelines on Governance set forth, among other things, the process by which the Nominating and Governance Committee identifies and evaluates nominees for Board membership. Under this process, the Nominating and Governance Committee considers and recommends to the Board of Directors a slate of directors for election at the Company’s Annual Meeting of Stockholders. In selecting such slate, the Nominating and Governance Committee considers (i) incumbent members of the Board of Directors who have indicated a willingness to continue to serve on the Board of Directors, (ii) candidates, if any, nominated by the Company’s stockholders, and (iii) other individuals as determined by the Nominating and Governance Committee. Additionally, if at any time during the year a seat on the Board of Directors becomes vacant or a new seat is created, the Nominating and Governance Committee recommends a candidate to the Board for appointment. The Nominating and Governance Committee evaluates each candidate considering, among other things, the minimum criteria set forth below and any additional qualities that the Nominating and Governance Committee believes one or more directors should possess, based on an assessment of the perceived needs of the Board at that time. Other than the minimum criteria, no single factor is necessarily dispositive of whether a candidate will be recommended by the Nominating and Governance Committee. The Nominating and Governance Committee will consider individuals recommended for nomination by the stockholders of the Company in accordance with the procedures described under “Stockholder Proposals.”

The Nominating and Governance Committee will not recommend a nominee for a position on the Board of Directors unless the nominee possesses specific, minimum qualifications, whether such nominee was recommended by a stockholder or group of stockholders, or otherwise. Under these criteria, nominees for membership on the Board of Directors should: (i) have demonstrated management or technical ability at high levels in successful organizations; (ii) be currently employed in positions of significant responsibility and decision-making; (iii) have experience relevant to the Company’s operations, such as real estate, real estate investment trusts, healthcare, finance or general management; (iv) be well-respected in their business and home communities; (v) have time to devote to Board duties; and (vi) be independent from the Company and its management (other than the Company’s Chief Executive Officer).

We have on occasion in the past employed third parties to assist us in identifying potential candidates based on specific criteria that we provided to such third parties, which included the qualifications then required by us for nomination to the Board of Directors. In 2004, we employed a third-party search firm to conduct background and reference checks in connection with our identification of Mr. Hannon as a potential Board nominee for a customary fee. We may employ such third parties on similar or other terms in the future.

A copy of the Company’s Guidelines on Governance is available on the Company’s Web site at www.ventasreit.com. In addition, we will provide a copy of the Guidelines on Governance, without charge, upon request to Ventas, Inc., 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, Attention: Corporate Secretary.

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below are the names, ages (as of March 28, 2005) and present and past positions of the persons who are the current executive officers of the Company.

Name	Age	Position
Debra A. Cafaro	47	Chairman of the Board, President and Chief Executive Officer
T. Richard Riney	47	Executive Vice President, General Counsel and Corporate Secretary
Richard A. Schweinhart	55	Senior Vice President and Chief Financial Officer
Raymond J. Lewis	40	Senior Vice President and Chief Investment Officer

Debra A. Cafaro. Ms. Cafaro’s biography is set forth above under “Proposal 1: Election of Directors.”

T. Richard Riney. Mr. Riney has served as Executive Vice President, General Counsel and Corporate Secretary of the Company since May 1998. He served as Transactions Counsel of Vencor, Inc. (the Company’s predecessor) from April 1996 to April 1998. From May 1992 to March 1996, Mr. Riney was a partner of Hirn, Reed & Harper, a law firm based in Louisville, Kentucky, where his areas of concentration were real estate and corporate finance. Mr. Riney is a member of NAREIT.

Richard A. Schweinhart. Mr. Schweinhart has served as Senior Vice President and Chief Financial Officer of the Company since December 2002, after serving as a full-time consultant to the Company since May 2002. From September 1998 to February 2002, Mr. Schweinhart was Senior Vice President and Chief Financial Officer for Kindred Healthcare, Inc. (“Kindred”). Kindred filed for protection under Chapter 11 of the U.S. Bankruptcy Code on September 13, 1999 and emerged from bankruptcy pursuant to a plan of reorganization on April 20, 2001. As of March 28, 2005, Mr. Schweinhart owned 25,668 restricted shares of Kindred common stock, which, pursuant to a Separation Agreement, will vest on May 21, 2005. Prior to joining Kindred, Mr. Schweinhart was a Senior Vice President of Finance for Columbia/HCA Healthcare Corporation (“Columbia”) and was Chief Financial Officer at Galen Health Care, Inc. prior to its acquisition by Columbia. Previously, Mr. Schweinhart was a Senior Vice President of Finance at Humana Inc. He is a Certified Public Accountant and started his professional career with the Louisville office of the international accounting firm of Coopers & Lybrand (now known as PricewaterhouseCoopers LLP).

Raymond J. Lewis. Mr. Lewis has served as Senior Vice President and Chief Investment Officer of the Company since October 2002. Prior to joining the Company, Mr. Lewis was managing director of business development for GE Capital Healthcare Financial Services, a division of General Electric Capital Corporation (“GECC”), which is a subsidiary of General Electric Corporation, where he led a team focused on mergers and portfolio acquisitions of healthcare assets. Prior to that, Mr. Lewis was Executive Vice President of healthcare finance for Heller Financial, Inc. (acquired by GECC in 2001), where he had primary responsibility for healthcare lending. Mr. Lewis has served on the board of directors of the Assisted Living Federation of America and as Chairman of the National Investment Center for Seniors Housing and Long Term Care (“NIC”). He is currently a member of the board of directors of NIC, serving on its Executive Committee, and the advisory board of the American Seniors Housing Association.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of March 28, 2005 (except as otherwise noted) by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director or director-nominee of the Company, (iii) each “Named Executive Officer” of the Company listed in the Summary Compensation Table below and (iv) all of the Company’s directors and executive officers, as a group.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)(2)		Percent of Class (1)
Debra A. Cafaro	1,342,227	(3)	1.57%
Douglas Crocker II	85,978	(3)	*
Ronald G. Geary	49,390	(3)	*
Jay M. Gellert	42,493	(3)	*
Christopher T. Hannon	6,250	(3)	*
Sheli Z. Rosenberg	63,742	(3)	*
Thomas C. Theobald	29,043	(3)(4)	*
Raymond J. Lewis	85,009	(3)	*
T. Richard Riney	452,267	(3)(5)	*
Richard A. Schweinhart	70,295	(3)(6)	*

All executive officers and directors as a group (10 persons)	2,226,694		2.63%

Barclays Global Investors, NA et. al. 45 Fremont Street San Francisco, CA 94105	7,768,229	(7)	9.16%

Cohen & Steers, Inc. Cohen & Steers Capital Management, Inc. 757 Third Avenue New York, NY 10017	10,630,941	(8)	12.54%

Wellington Management Company 75 State Street Boston, MA 02109	5,520,600	(9)	6.51%

*	Less than 1%
(1)

Beneficial ownership of shares for purposes of this Proxy Statement, as determined in accordance with applicable rules of the Commission, includes shares as to which a person has or shares voting power and/or investment power (whether or not vested). Each named person is deemed to be the beneficial owner of securities which may be acquired within sixty days of March 28, 2005 through the exercise of options, warrants or rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person; however, any such shares are not deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by any other person. Percentages are based on 84,808,217 shares of Common Stock outstanding on March 28, 2005.

(2)	Except as set forth in the accompanying footnotes, the named persons have sole voting power and sole investment power over the shares beneficially owned by them. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right.
(3)	Includes the following number of shares of Common Stock which the respective directors, director-nominees and Named Executive Officers have or will have the right to acquire pursuant to options exercisable as of or within 60 days after March 28, 2005: Debra A. Cafaro, 826,186; Douglas Crocker II, 42,500; Ronald G. Geary, 42,500; Jay M. Gellert, 27,500; Christopher T. Hannon, 2,500; Sheli Z. Rosenberg, 27,500; Thomas C. Theobald, 17,500; Raymond J. Lewis, 59,696; T. Richard Riney, 167,518; and Richard A. Schweinhart, 41,474.
(4)	Includes 2,000 shares held in trust for the benefit of Mr. Theobald’s son.
(5)	Includes 1,300 shares held in Mr. Riney’s IRA.
(6)	Includes 805 shares held in Mr. Schweinhart’s IRA. Excludes 800 shares held in Mr. Schweinhart’s wife’s IRA. Includes 1,000 shares held in trust for the benefit of Mr. Schweinhart’s aunt. Mr. Schweinhart has shared voting power and shared investment power over 10,000 shares of Common Stock.
(7)	Based solely on information contained in a Schedule 13G filed by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited, Bronco (Barclays Cayman) Limited, Palomino Limited and HYMF Limited (collectively “Barclays”) on February 14, 2005. Barclays has sole voting power over 7,091,731 shares of Common Stock and sole dispositive power over 7,768,229 shares of Common Stock.
(8)	Based solely on information contained in a Schedule 13G/A filed jointly by Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. (collectively, “Cohen & Steers”) on February 14, 2005. Cohen & Steers has sole voting power over 10,051,841 shares of Common Stock and sole dispositive power over 10,630,941 shares of Common Stock. Cohen & Steers Capital Management, Inc. is an investment adviser registered under Section 203 of the Investment Advisers Act and a wholly owned subsidiary of Cohen & Steers, Inc. On June 24, 2003, the Company granted a limited waiver (the “Waiver”) from the 9% ownership limitation provisions of Article XII of the Company’s Certificate of Incorporation to Cohen & Steers. Under the Waiver, Cohen & Steers may beneficially own, in the aggregate, up to 14.0%, in number of shares or value, of the Common Stock.
(9)	Based solely on information contained in a Schedule 13G filed by Wellington Management Company, LLP (“Wellington Management”) on February 14, 2005. Wellington Management has shared voting power over 4,208,900 shares of Common Stock and shared dispositive power over 5,489,200 shares of Common Stock. Wellington Management is an investment adviser registered under Section 203 of the Investment Advisers Act and the parent holding company of Wellington Trust Company, NA.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and officers and persons who own more than 10% of the Common Stock to file reports of beneficial ownership and changes in such ownership with the Commission. Based solely on a review of the copies of such reports furnished to the Company and on written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during 2004 all officers, directors and persons who own more than 10% of the Common Stock complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth the compensation paid by the Company during each of the Company’s last three fiscal years to the Company’s Chief Executive Officer and the Company’s three other executive officers at the end of the last completed fiscal year (the “Named Executive Officers”):

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation					Long-Term Compensation (1)			All Other Compensation ($)
		Salary ($)		Bonus ($)(2)	Other Annual Compensation ($)		Restricted Stock Award(s) ($)(3)	Securities Underlying Options/SARs (#)
Debra A. Cafaro Chairman of the Board, Chief Executive Officer and President	2004 2003 2002	466,200 444,000 433,173	(4)	932,000 1,000,000 850,000	1,651 1,819 2,934	(5) (5) (5)	745,600 710,400 1,359,996	149,539 142,080 198,830	(6)	3,924 3,899 3,825	(7) (7) (7)
T. Richard Riney Executive Vice President, General Counsel and Corporate Secretary	2004 2003 2002	290,000 290,000 236,250	(8)	435,000 435,000 337,500	496 431 409	(5) (5) (5)	232,000 232,000 360,004	46,050 48,033 52,632	(6)	954 760 720	(7) (7) (7)
Richard A. Schweinhart Senior Vice President and Chief Financial Officer	2004 2003 2002	262,000 250,000 20,833	(9)	393,000 375,000 100,000	1,246 658 77	(5) (5) (5)	209,600 200,000 —	41,604 41,408 —	(6)	2,425 1,167 165,427	(7) (7) (10)
Raymond J. Lewis Senior Vice President and Chief Investment Officer	2004 2003 2002	228,000 220,000 53,308	(11)	342,000 220,000 75,000	202 160 60	(5) (5) (5)	182,400 176,000 188,920	36,205 36,439 35,000	(6)	484 350 100	(7) (7) (7)

(1)	The long-term compensation amounts for 2004, 2003 and 2002 represent the long-term compensation earned by the Named Executive Officers for performance during fiscal years 2004, 2003 and 2002, respectively, which was granted to the Named Executive Officers in January 2005, 2004 and 2003, respectively, except for the long-term compensation granted to Mr. Lewis on the commencement day of his employment with the Company in 2002. Messrs. Lewis and Schweinhart were first employed by the Company in the third and fourth quarters, respectively, of 2002.
(2)	The bonus amounts reflect compensation earned in respect of 2004, 2003, and 2002, respectively, and paid in January 2005, 2004 and 2003, respectively.
(3)	The amounts shown in the table represent the fair market value on the date of the grant of shares of restricted stock granted by the Company. The shares granted vest in three equal annual installments beginning on the date of the grant or on the first anniversary of the date of grant. Based on the closing price of $27.41 of the Common Stock on December 31, 2004, the aggregate value of all restricted stock held by the Named Executive Officers as of December 31, 2004 (excluding restricted stock granted in January 2005 for 2004 performance) is as follows:

Ms. Cafaro	$14,716,566 (536,905 shares)
Mr. Riney	$7,516,891 (274,239 shares)
Mr. Schweinhart	$238,330 (8,695 shares)
Mr. Lewis	$515,966 (18,824 shares)

Dividends, to the extent declared and paid, will be paid on restricted shares.

(4)	Represents base salary payments of $425,000 and a payment of $8,173 for unused vacation days.
(5)	Represents reimbursement for the payment of taxes relating to group term life insurance paid on behalf of the executive for the respective fiscal year.
(6)	Represents options granted to Ms. Cafaro on January 25, 2005, and to Messrs. Riney, Schweinhart and Lewis on January 18, 2005, at exercise prices per share equal to fair market value on the date of grant ($24.93 and $25.19, respectively).

(7)	Represents life insurance premiums paid on behalf of the executive for the respective fiscal year.
(8)	Represents base salary payments of $225,000 and a payment of $11,250 for unused vacation days.
(9)	Represents base salary payments for Mr. Schweinhart who was hired as Senior Vice President and Chief Financial Officer on December 2, 2002.
(10)	Represents $165,323 paid to Mr. Schweinhart as a full-time independent contractor and $104 in life insurance premiums paid on behalf of Mr. Schweinhart.
(11)	Represents base salary payments for Mr. Lewis who was hired as Senior Vice President and Chief Investment Officer on September 30, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning options to purchase shares of Common Stock granted to the Named Executive Officers during 2004 (excludes options granted in January 2005 for 2004 performance):

Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in 2004	Date of Grant	Exercise Price Per Share (1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
							5%	10%
Debra A. Cafaro	142,080	(3)	45.6%	1/23/04	$23.81	1/23/14	$2,127,503	$5,391,511
T. Richard Riney	48,033	(3)	15.4%	1/13/04	$23.00	1/13/14	$694,777	$1,760,701
Richard A. Schweinhart	41,408	(3)	13.3%	1/13/04	$23.00	1/13/14	$598,949	$1,517,855
Raymond J. Lewis	36,439	(3)	11.7%	1/13/04	$23.00	1/13/14	$527,075	$1,335,711

(1)	All options were granted at fair market value (the closing price on the NYSE on the date of grant). The exercise price and any tax withholding obligations related to exercise must be paid in cash or stock before delivery of shares of Common Stock.
(2)	Potential realizable values are reported net of the option exercise price, but before taxes associated with exercise. These amounts are predicated on 5% and 10% assumed annual rates of appreciation from the Common Stock price on the date of the grant for ten years (the option terms) in order to comply with the requirements of the Commission, and do not represent the Company’s expectations as to the annual rate of appreciation. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder’s continued employment with the Company throughout the vesting period. The amounts reflected in this table will not necessarily be achieved.
(3)	Options become exercisable in three equal annual installments (with slight modifications for rounding) beginning on the date of grant. All options become fully exercisable upon a change in control of the Company. Additionally, there is an acceleration of rights to exercise options upon certain instances of termination of employment.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

The following table sets forth information concerning options exercised during 2004, and the fiscal year-end value of unexercised options held, by the Named Executive Officers:

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year End (2)		Value of Unexercised In-the-Money Options at Fiscal Year End (3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Debra A. Cafaro	—	—	662,703	160,996	$11,114,256	$1,400,745
T. Richard Riney	110,000	$1,717,309	148,613	49,566	$1,891,992	$421,746
Richard A. Schweinhart	—	—	13,803	27,605	$60,871	$121,738
Raymond J. Lewis	—	—	32,148	39,291	$340,950	$331,846

(1)	The value realized was calculated by multiplying the number of shares acquired by the difference between the option exercise price and the price at which the Common Stock was purchased on the respective exercise dates, but before taxes and fees associated with the exercise.
(2)	Does not include options granted in January 2005 for 2004 performance.
(3)	Assumes, for all unexercised in-the-money options, the difference between fair market value as of December 31, 2004, and the exercise price. The market value of the Common Stock was $27.41 per share as of December 31, 2004, based on the closing price per share on the NYSE.

LONG-TERM INCENTIVE PLAN—AWARDS IN LAST FISCAL YEAR

The following table sets forth certain information pertaining to the Company’s Long-Term Incentive Plan for the Named Executive Officers for 2004:

	Number of Shares, Units or Other Rights		Performance Period Until Maturation Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
				Threshold	Target	Maximum
Debra A. Cafaro	N/A	(1)	3 years	$186,400	$372,800	$745,600
T. Richard Riney	N/A	(1)	3 years	$58,000	$116,000	$232,000
Richard A. Schweinhart	N/A	(1)	3 years	$52,400	$104,800	$209,600
Raymond J. Lewis	N/A	(1)	3 years	$45,600	$91,200	$182,400

(1)	The long-term incentive plan is a deferred incentive cash plan.

The three year deferred performance cash plan goals are based on the Company’s achievement of certain objectives related to its strategic diversification and growth plan. Payment under the deferred incentive cash plan is deferred until after 2006 and is designed to award the achievement of the Company’s long-term goals and to enhance the retention of executive officers.

Executive Officer 10b5-1 Plans

T. Richard Riney, Executive Vice President and General Counsel of the Company, has adopted a non-discretionary, written trading plan that complies with Rule 10b5-1 of the Commission. Mr. Riney’s 2005 10b5-1 plan currently covers 90,000 shares of Common Stock expected to be acquired by him through the exercise of options previously granted to him as a portion of his long-term incentive compensation. It is expected to be in effect through December 2005. At March 28, 2005, Mr. Riney beneficially owned approximately 0.5 million shares of Common Stock (including options which are exercisable within 60 days).

EMPLOYMENT AND OTHER AGREEMENTS

Employment Agreement: Cafaro

Effective March 5, 1999, the Company and Debra A. Cafaro entered into an employment agreement (the “Cafaro Employment Agreement”) pursuant to which Ms. Cafaro became President, Chief Executive Officer and a director of the Company. Ms. Cafaro was appointed Chairman of the Board of Directors on January 28, 2003. The initial term of the Cafaro Employment Agreement expired on December 31, 2001; however, the term of the Cafaro Employment Agreement is automatically extended by one additional day for each day following the effective date of the agreement that Ms. Cafaro remains employed by the Company until the Company elects to cease such extension by giving notice to Ms. Cafaro. The Cafaro Employment Agreement provides for (i) an annual base salary (with a minimum annual increase of 5% thereafter), (ii) the eligibility to participate in the Company’s bonus program and (iii) initial grants of restricted shares of Common Stock and options. In addition, the Cafaro Employment Agreement provides that the Company will provide a loan sufficient to cover income taxes payable on the vesting of shares of restricted stock, and that Ms. Cafaro is eligible to participate in the Company’s incentive and other benefit plans. The Company ceased extending such loans in 2002 due to current interpretations of the Sarbanes-Oxley Act.

If Ms. Cafaro’s employment is terminated (other than for “cause”) she will be entitled to receive a cash payment equal to the sum of three times her base salary and the highest bonus and performance compensation in the preceding three years or the maximum bonus and performance compensation for the current year, whichever is higher (the “Maximum Bonus”) as of the date of termination, plus the prorated portion of the Maximum Bonus for the year of termination. In addition, Ms. Cafaro will be entitled to full vesting of her shares of restricted stock and stock options and forgiveness of tax loans by the Company to Ms. Cafaro, as described below (the “Cafaro Tax Loans”).

In the event of a change of control, Ms. Cafaro will be entitled to a cash payment equal to 2.99 times the sum of her base salary and Maximum Bonus on the date of a change of control plus the fair market value of any targeted restricted shares to be issued in the year the change of control occurs. In addition, Ms. Cafaro will be entitled to full vesting of her shares of restricted stock and stock options and forgiveness of the Cafaro Tax Loans.

Pursuant to the Cafaro Employment Agreement, during the term of the Cafaro Employment Agreement, Ms. Cafaro and Mr. Crocker are entitled to jointly designate a person (the “Designee”) to be nominated by the Board of Directors to serve as a director in lieu of an individual then serving as a director and the Company must use its best efforts to cause such Designee to be elected as director of the Company. Ms. Cafaro and Mr. Crocker have not appointed a Designee to date. At the time the Cafaro Employment Agreement was entered into, the Company also entered into a Registration Rights Agreement with Ms. Cafaro relating to 100,000 shares of Common Stock then granted to Ms. Cafaro and 500,000 shares of Common Stock underlying options then granted to Ms. Cafaro. Pursuant to the Registration Right Agreement, Ms. Cafaro is entitled to require the Company to register such shares and/or include such shares in registered equity offerings by the Company, subject to customary limitations and exceptions.

Employment Agreement: Riney

The Company entered into an employment agreement with T. Richard Riney on July 31, 1998 (the “Riney Employment Agreement”). The initial term of the Riney Employment Agreement expired on July 31, 1999; however, the term of the Riney Employment Agreement is automatically extended by one additional day for each day following the effective date of the agreement that Mr. Riney remains employed by the Company until the Company elects to cease such extension by giving notice to Mr. Riney. Upon such notification, the Riney Employment Agreement will terminate in one year. The Riney Employment Agreement provides a base salary of not less than $137,000 per year and the ability of Mr. Riney to be eligible for bonuses and to participate in the Company’s incentive and other employee benefit plans. Mr. Riney may receive increases in his base salary from time to time as approved by the Compensation Committee of the Board of Directors.

Under certain circumstances, the Riney Employment Agreement also provides for severance payments if Mr. Riney is terminated. If Mr. Riney’s employment is terminated by reason of death or disability, Mr. Riney is entitled to a prorated portion of his target bonus. If Mr. Riney is terminated for “cause” (as defined in the Riney Employment Agreement), no additional payments are made under the Riney Employment Agreement. If Mr. Riney’s employment is terminated by the executive for “good reason” (as defined in the Riney Employment Agreement) or by the Company other than for “cause” (collectively, an “Involuntary Termination”), Mr. Riney would be entitled to a cash payment equal to the prorated portion of his maximum bonus for the year of termination, if any bonus targets had previously been set, and one times his base salary and maximum bonus for the year of termination, if any bonus targets had previously been set. In addition, Mr. Riney would be entitled to coverage under the Company’s employee benefit plans for one year, one year of additional vesting of restricted stock awards and one additional year in which to exercise stock options.

The Company has also entered into a Change in Control Severance Agreement with Mr. Riney. This agreement provides for the severance benefits to become payable if, within two years of a change in control of the Company (as defined in the agreement), either (i) the Company terminates Mr. Riney without cause, or (ii) Mr. Riney terminates employment with the Company for “good reason” (as defined in the agreement). The agreement also provides that the severance benefits will become payable if Mr. Riney terminates employment with the Company within either of two 30-day periods commencing 30 days after the change in control and one year after the change in control. In the event of a termination covered by the Change in Control Severance Agreement, the benefits to be afforded to Mr. Riney include: (i) a lump sum payment equal to two times the sum of one year’s base salary, plus the maximum bonus and the fair market value of the maximum number of target-based restricted shares to be issued as of termination of employment; (ii) continuation of health, life and disability insurance coverage for two years; (iii) full vesting under the Company’s retirement savings plan; and (iv) an additional payment for any excise taxes he may incur as a result of the change in control.

The Riney Employment Agreement and Mr. Riney’s Change in Control Severance Agreement were amended on September 30, 1999 to provide for the gross up of any payment or benefits to which he may be entitled thereunder or any other agreement for any tax imposed upon him by Section 4999 of the Internal Revenue Code (the “Code”) or any similar state or local tax.

Employment Agreement: Schweinhart

The Company entered into an Amended and Restated Employment Agreement with Richard A. Schweinhart on December 31, 2004 (the “Schweinhart Employment Agreement”) pursuant to which Mr. Schweinhart serves as the Company’s Senior Vice President and Chief Financial Officer. The Schweinhart Employment Agreement is for an initial term of one year. The term of the Schweinhart Employment Agreement is automatically extended by one additional day for each day following the effective date of the Schweinhart Employment Agreement that Mr. Schweinhart remains employed by the Company until the Company elects to cease such automatic extension by giving notice to Mr. Schweinhart. Upon such notice, the Schweinhart Employment Agreement will terminate no sooner than 12 months after the giving of such notice. The Schweinhart Employment Agreement provides Mr. Schweinhart with a base salary of not less than $262,000 per year and the ability to be eligible for bonuses and to participate in the Company’s incentive and other employee benefit plans. Mr. Schweinhart may receive increases in his base salary from time to time with the approval of the Chief Executive Officer and the Compensation Committee of the Board of Directors.

If Mr. Schweinhart’s employment is terminated by reason of death or disability, he is entitled to receive a prorated portion of his annual bonus, assuming maximum individual and Company performance (the “Maximum Annual Bonus”), for the year of termination. If Mr. Schweinhart’s employment is terminated by the Company other than for “cause,” or if Mr. Schweinhart terminates his employment for “good reason” other than in connection with a Change in Control (as defined in the Schweinhart Employment Agreement), he is entitled to receive a lump sum payment equal to one year’s base salary as then in effect plus his Maximum Annual Bonus for the year of termination. In addition, Mr. Schweinhart would be treated as having an additional year of service for purposes of vesting of restricted stock and an additional year for the exercise of options, be entitled to the continuation of insurance benefits for the year following termination, and be immediately vested in all 401(k) accounts to the extent allowed by law or be paid an amount equal to the unvested 401(k) account balance. If the Company terminates Mr. Schweinhart’s employment for cause, no additional payments are made under the Schweinhart Employment Agreement.

If, within one year following a Change in Control, Mr. Schweinhart’s employment is terminated by the Company other than for cause, or Mr. Schweinhart terminates his employment for good reason, he would receive: (i) a lump sum payment equal to two times the sum of one year’s base salary as then in effect plus his Maximum Annual Bonus for the year of termination plus the fair market value of the maximum number of shares of restricted stock authorized to be issued to him in the year of termination; (ii) the full vesting of all options and restricted stock held by him; (iii) continuation of insurance benefits for two years; and (iv) immediate vesting in all 401(k) accounts to the extent allowed by law or payment of an amount equal to the unvested 401(k) account balance.

The Schweinhart Employment Agreement provides for the gross up of any payments or benefits to which Mr. Schweinhart may be entitled under the Schweinhart Employment Agreement for any taxes imposed upon him by Section 4999 of the Code or any similar state or local tax.

Employment Agreement: Lewis

The Company entered into an employment agreement with Raymond J. Lewis on September 18, 2002 (the “Lewis Employment Agreement”) pursuant to which Mr. Lewis serves as the Company’s Senior Vice President and Chief Investment Officer. The initial term of the Lewis Employment Agreement expired on September 30, 2003; however, the term of the Lewis Employment Agreement is automatically extended by one additional day for each day following the effective date of the Lewis Employment Agreement that Mr. Lewis remains employed by the Company until the Company elects to cease such automatic extension by giving notice to Mr. Lewis. Upon such notice, the Lewis Employment Agreement will terminate no sooner than 12 months after the giving of such notice. The Lewis Employment Agreement provides Mr. Lewis with a base salary of not less than $210,000 per year and the ability to be eligible for bonuses and to participate in the Company’s incentive and other employee benefit plans. Mr. Lewis may receive increases in his base salary from time to time as approved by the Chief Executive Officer. Mr. Lewis also received an engagement bonus of options to purchase 25,000 shares of stock and an award of 12,000 shares of restricted stock, which vest over a three-year period that commenced on September 18, 2003.

If Mr. Lewis’s employment is terminated by reason of death or disability, he is entitled to receive a prorated portion of his Maximum Annual Bonus, and any restricted stock and options received as part of his engagement bonus that have not previously vested would fully vest. If Mr. Lewis’s employment is terminated by the Company other than for “cause,” or if Mr. Lewis terminates his employment for “good reason” other than in connection with a Change in Control (as defined in the Lewis Employment Agreement), he is entitled to receive a lump sum payment equal to one year’s base salary as then in effect plus his Maximum Annual Bonus for the year of termination. In addition, Mr. Lewis would be treated as having an additional year of service for purposes of vesting of restricted stock and an additional year for the exercise of options, be entitled to the continuation of insurance benefits for the year following such termination, and be immediately vested in all 401(k) accounts and accrued benefits to the extent allowed by law. If the Company terminates Mr. Lewis’s employment for cause, no additional payments are to be made under the Lewis Employment Agreement.

If, within one year following a Change in Control, Mr. Lewis’s employment is terminated by the Company other than for cause, or Mr. Lewis terminates his employment for good reason, he would receive (i) a lump sum payment equal to two times the sum of one year’s base salary as then in effect plus his Maximum Annual Bonus for the year of termination plus the fair market value of the maximum number of shares of restricted stock authorized to be issued to him in the year of termination; (ii) the full vesting of all options and restricted stock held by him; (iii) continuation of insurance benefits for two years; and (iv) immediate vesting in all 401(k) accounts or accrued benefits to the extent allowed by law.

The Lewis Employment Agreement provides for the gross up of any payments or benefits to which Mr. Lewis may be entitled under the Lewis Employment Agreement for any taxes imposed upon him by Section 4999 of the Code or any similar state or local tax.

COMPENSATION OF DIRECTORS

All directors not employed by the Company receive $1,500 for each board meeting they attend, $1,000 for each committee meeting they attend and $1,500 for each telephonic meeting in which they participate unless the telephonic meeting is ten minutes or less, in which case they do not receive any meeting fee. Nonemployee directors also receive a $7,500 retainer for each calendar quarter that they serve as a director. The Presiding Director receives an additional $6,250 retainer for each calendar quarter served.

On January 1 of each year, each nonemployee director who was elected at the preceding annual meeting of stockholders or appointed by the Board during the preceding year and who is serving as a director on such date receives an option to purchase 5,000 shares of Common Stock, with an exercise price equal to the fair market value of the Common Stock on the date the option is granted, pursuant to the Company’s 2004 Stock Plan for Directors (the “Directors Stock Plan”). Accordingly, in 2004, we issued options to purchase an aggregate of 25,000 shares of Common Stock to the five persons who were serving as nonemployee directors on January 1, 2004.

Additionally, on January 1 of each year, each nonemployee director who was elected at the preceding annual meeting of stockholders or appointed by the Board during the preceding year and who is serving as a director on such date receives 1,750 shares of restricted stock or 1,750 restricted stock units pursuant to the Directors Stock Plan. Accordingly, in 2004, we issued an aggregate of 8,750 shares of restricted stock to the five persons who were serving as nonemployee directors on January 1, 2004.

The Directors Stock Plan also provides for the grant of 2,000 shares of restricted stock or 2,000 restricted stock units upon the initial election or appointment of a nonemployee director. Accordingly, we issued 2,000 shares of restricted stock to Mr. Hannon upon his appointment to the Board in September 2004.

Pursuant to the Company’s Nonemployee Directors Deferred Stock Compensation Plan (the “Director Deferred Compensation Plan”), nonemployee directors may defer receipt of their retainer and meeting fees. Deferred fees are credited to each participating director in the form of stock units, based on the fair market value of the Common Stock on the deferral date. At the election of the participating director, dividend equivalents on the stock units are paid either in additional stock units or cash.

Each stock unit account generally is distributed and settled in whole shares of Common Stock on a one-for-one basis after the participant ceases to serve as a director of the Company or such later time designated by the director. Under the Director Deferred Compensation Plan, a director may elect to receive settlement of the stock unit account either by delivery of the aggregate whole shares in the account after the cessation of service as a director or in installments over a period of not more than ten years. Fractional stock units are paid out in cash.

Pursuant to the Company’s Common Stock Purchase Plan for Directors, nonemployee directors may also elect to receive all or a portion of their retainer and meeting fees in the form of shares of Common Stock. Shares are paid directly to participating directors based on the fair market value of the Common Stock on the date on which the fees are scheduled to be paid.

REPORT OF THE COMPENSATION COMMITTEE

The functions of the Compensation Committee include reviewing and approving the Company’s executive compensation structure and overall benefits program. The purpose of the executive compensation program is to establish and maintain a performance and achievement oriented environment, which aligns the interests of the Company’s executives with the interests of its stockholders. The key components of the Company’s compensation philosophy are base salary, an annual incentive award and long-term-based incentives.

The Company’s overall compensation structure is reviewed annually with the assistance of an expert independent consultant and the use of executive compensation surveys. In prior years, the following sectors were surveyed: (a) healthcare REITs; and (b) REITs with comparable total capitalization as the Company, regardless of asset class (collectively, the “Comparable Companies”). The companies surveyed include some, but not all, of the companies covered in the indices included on the performance graph.

Types of Compensation:

1.    Base Salary

The Compensation Committee sets base salaries for executive officers. Base salary increases are provided to executives based on an evaluation of each executive’s performance, the executive’s level of responsibility, as well as the performance of the Company as a whole. The Compensation Committee also considers the success of the executive officer in developing and executing the Company’s strategic plans, exercising leadership and creating stockholder value. In addition, the Compensation Committee evaluates the latest available survey information relating to the Comparable Companies to confirm appropriate compensation levels. The Compensation Committee reviews individual base salaries at least annually with the assistance of an expert independent consultant.

2.    Annual Cash Incentive Compensation

The Compensation Committee, with the advice and recommendations of an expert independent consultant, established a bonus program for 2004 under which the level of bonus to be paid to the executive officers was dependent upon the attainment of certain financial and non-financial performance objectives by the Company and upon the individual performance of the applicable executive officer. The maximum level performance objectives of the Company and of each of the executive officers were attained for 2004. The annual cash bonuses awarded to executives ranged from 150% to 200% of base salary.

3.    Long-Term Incentive Compensation

A.    Stock Options and Restricted Stock/Restricted Stock Unit Awards

The Compensation Committee recognizes that while the annual cash incentive compensation program provides rewards for positive short-term and mid-term performance, the interests of stockholders are served by giving key employees the opportunity to participate in the appreciation of the Common Stock through the grants of stock options and restricted stock/restricted stock unit awards. The use of such awards provides a long-term link between the results achieved for the Company’s stockholders and the reward provided to executive officers. Stock options and shares of restricted stock/restricted stock units are granted to executive officers primarily based on the Company’s total return to stockholders and as compared to other healthcare REITs and other criteria determined by the Compensation Committee. Stock-based compensation also provides an effective incentive for management to create stockholder value over the long-term because the full benefit of the compensation package cannot be realized unless an appreciation in price of the Common Stock occurs over a number of years. The stock-based compensation is an effective tool for management retention because vesting of the stock-based awards occurs over a number of years.

B.    Deferred Incentive Cash Plan

With the advice and recommendation of an expert independent consultant, the Compensation Committee established a deferred incentive cash plan as part of the Company’s long-term incentive compensation arrangements for executive officers. Beginning in 2003, forty percent of the annual long-term incentive compensation award is deferred for three years and paid in cash, if at all, at the end of the three-year period based on certain criteria. The deferred incentive cash plan is an effective incentive for management to create long-term value for stockholders because the cash payout is based upon performance over a three-year period and the cash payment is deferred for three years.

Chief Executive Officer’s Compensation

Based upon the executive compensation surveys of the Comparable Companies, the strategic accomplishments of the Company, and the individual achievement of Ms. Cafaro, the Compensation Committee believes that the salary, bonus, restricted share awards and option grants to Ms. Cafaro, the Company’s Chairman of the Board, Chief Executive Officer and President, are fair and competitive. The Company achieved a number of strategic objectives under Ms. Cafaro’s leadership during 2004, including: (a) 17% growth in the Company’s normalized funds from operations in 2004 versus 4% for REITs generally; (b) enhancement of the quality of the Company’s portfolio of facilities and advancement of the Company’s strategic diversification objective; and (c) continued strengthening of the Company’s balance sheet. In addition, the Company delivered 2004 total shareholder return of 31% and five-year compound annual total shareholder return of 59%, making the Company the best performing REIT in the Morgan Stanley REIT Index and the ninth best performing U.S. public company for the five-year period ending December 31, 2004. The Compensation Committee determined that compensation for Ms. Cafaro for 2004 was appropriate and desirable in light of her actual and potential future contributions to the Company. The assessment of actual and potential future contribution was based on the Compensation Committee’s subjective evaluation of Ms. Cafaro’s abilities, skills, efforts, ethical standards and leadership. In accordance with the Company’s policy, Ms. Cafaro’s 2004 compensation was reviewed and approved by the independent members of the Company’s Board of Directors.

Tax Policy

The Omnibus Budget Reconciliation Act of 1993 amended the Code to provide generally that the compensation paid by publicly held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of $1,000,000 per executive will be deductible by the Company only if paid pursuant to a qualifying performance-based compensation plan approved by stockholders of the Company. Compensation as defined by the Code includes, among other things, base salary, incentive compensation and gains on stock options and restricted stock. It is the Compensation Committee’s policy to maximize the effectiveness of the Company’s executive compensation plans. In that regard, the Compensation Committee intends to maintain flexibility to take actions that are deemed to be in the best interests of the Company and its stockholders. Such actions may not always result in executive compensation qualifying for the maximum possible tax deductibility under the Code. The Company also believes that substantially all of the compensation paid in 2004 is deductible for federal income tax purposes.

Minimum Share Ownership Guidelines for Senior Executive Officers

On August 15, 2002, the Company adopted minimum share ownership guidelines for its senior executive officers requiring such officers to maintain a minimum equity investment in the Company based upon a multiple (ranging from two to three times) of each such officer’s base salary. Each senior executive officer’s compliance with the guidelines is reviewed on July 1 of each year. The guidelines require that newly hired senior executive officers achieve the minimum equity investment within four years from his/her date of hire. Until such time as a newly hired senior executive meets the minimum equity investment, that executive must retain at least 60% of the Common Stock granted to the executive by the Company and/or purchased by the executive through the exercise of stock options. All of the Company’s senior executive officers are currently in compliance with the minimum stock ownership guidelines, subject to transition rules.

The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act and shall not otherwise be deemed filed under such acts except to the extent that the Company specifically incorporates this information by reference.

COMPENSATION COMMITTEE

Sheli Z. Rosenberg, Chair

Douglas Crocker II, Member

Thomas C. Theobald, Member

PERFORMANCE GRAPH

The following performance graph compares the cumulative total return (including dividends) to the holders of the Common Stock of the Company from December 31, 1999 to December 31, 2004, with the cumulative total returns on the New York Stock Exchange Composite Index (“NYSE Composite Index”), the NAREIT Composite REIT Index (the “All REIT Index”), the NAREIT Composite Healthcare REIT Index (the “NAREIT Healthcare REIT Index”), the Russell 1000 Index (the “Russell 1000 Index”) and the Russell 2000 Index (the “Russell 2000 Index”). The comparison assumes $100 was invested on December 31, 1999 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends as applicable. The Company has included the NYSE Index in the performance graph because the Common Stock is listed on the NYSE. The Company has included the other indices because it believes that they are either most representative of the industry in which the Company competes, or otherwise provide a fair basis for comparison with the Company, and are therefore particularly relevant to an assessment of the Company’s performance. During 2004, the Company ceased being a member of the Russell 2000 Index and became a member of the Russell 1000 Index; accordingly, the Company included the Russell 2000 Index and has added a comparison with the Russell 1000 Index. The Company intends to discontinue the use of the Russell 2000 Index in future proxy statements. The figures in the table below are rounded to the nearest dollar.

	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004
The Company	$100	$160	$355	$381	$784	$1,027
NYSE Composite Index (1)	100	101	91	73	96	110
All REIT Index	100	126	145	153	212	276
NAREIT Healthcare REIT Index	100	116	183	196	304	370
Russell 1000 Index	100	92	81	63	82	92
Russell 2000 Index	100	97	100	79	117	138

(1)	The NYSE Composite Index changed to a new methodology effective January 1, 2003. This new methodology is “fully transparent and rule-based” and includes both price and total return indexes. The value listed for the NYSE Composite Index as of December 31, 2003 and 2004 assumes that dividends were reinvested in 2003 and 2004 as defined under the new methodology. All prior-year values are based on the previous methodology. For more specific information on the new methodology, please refer to the NYSE Composite Index Methodology Guide, dated January 2003, which is available on the NYSE Web site at www.nyse.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2004, the following persons served on the Compensation Committee: Sheli Z. Rosenberg, Douglas Crocker II and Thomas C. Theobald. None of the current members of the Compensation Committee are, or have been, employees of the Company or are employees of any entity for which an executive officer serves on the board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In May 1998, the Company adopted a policy which provides that any transaction between the Company and any of its officers, directors or their affiliates must be approved by the disinterested members of the Board of Directors and must be on terms no less favorable to the Company than those available from unaffiliated parties. In addition, any such transaction must also be reviewed by the Audit Committee.

Transactions with ResCare

On October 15, 1998, the Company acquired eight personal care facilities and related facilities for approximately $7.1 million from Tangram Rehabilitation Services, Inc. (“Tangram”), a wholly owned subsidiary of ResCare of which Mr. Geary is Chairman, President and Chief Executive Officer. The purchase price for the Tangram facilities was determined by an appraisal conducted by Graham & Associates, Inc., San Marcos, Texas, a certified General Real Estate Appraiser for the State of Texas. The Company leases the Tangram facilities to Tangram pursuant to a Master Lease Agreement, which is guaranteed by ResCare. During 2004, Tangram paid the Company approximately $834,000 in rent. The Company believes that the terms of the Master Lease Agreement represent market rates.

Cafaro Tax Loans

Under the terms of the Cafaro Employment Agreement, the Company made loans to Ms. Cafaro in the aggregate principal amount of $67,250 in 1999, $184,551 in 2000, $593,893 in 2001 and $870,759 in 2002 to pay all federal, state, local and other taxes payable upon the vesting of restricted stock awards previously granted to her. Due to current interpretations of the Sarbanes-Oxley Act, the Company has not made, and will not be making, further tax loans to Ms. Cafaro notwithstanding the terms of Ms. Cafaro’s Employment Agreement. The principal amount of all of the Cafaro Tax Loans is payable on March 5, 2009. The Cafaro Tax Loans bear interest at the lowest applicable federal rate on the date incurred. Interest on the Cafaro Tax Loans is payable annually out of and only to the extent of dividends from the vested restricted stock. Ms. Cafaro has paid interest on such Cafaro Tax Loans through December 31, 2004. Each Cafaro Tax Loan is secured by a pledge of all of the restricted shares to which such Cafaro Tax Loan relates, and the Cafaro Tax Loans are otherwise nonrecourse to Ms. Cafaro. The Cafaro Tax Loans are to be forgiven if there is a change of control of the Company or if Ms. Cafaro’s employment with the Company is terminated by the Company for any reason other than “cause” or by Ms. Cafaro for “good reason” or due to the death or disability of Ms. Cafaro. In the event either a loan or its forgiveness results in taxable income to Ms. Cafaro, the Company is required to pay to Ms. Cafaro an amount sufficient for the payment of all taxes relative to the loan or its forgiveness.

CODE OF ETHICS AND BUSINESS CONDUCT

The Company has adopted a Code of Ethics and Business Conduct that applies to all of the Company’s directors and employees, including the Chief Executive Officer and all senior financial officers, such as the Chief Financial Officer and the Controller, as required by the Sarbanes-Oxley Act, as well as all of the directors and officers of the Company’s subsidiaries. A copy of the Code of Ethics and Business Conduct is available on the Company’s Web site at www.ventasreit.com. In addition, we will provide a copy of the Code of Ethics and

Business Conduct, without charge, upon request to Ventas, Inc., 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, Attention: Corporate Secretary. Waivers from, and amendments to, the Code of Ethics and Business Conduct that apply to the Company’s Chief Executive Officer, Chief Financial Officer or persons performing similar functions, will be timely posted on the Company’s Web site at www.ventasreit.com.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the year ended December 31, 2004 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including SAS 61 (Statement of Auditing Standards, AU 380 – Communication with Audit Committee). The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee has also considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the appointment of the Company’s independent auditors.

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under such Acts except to the extent that the Company specifically incorporates this information by reference.

AUDIT COMMITTEE

Douglas Crocker II, Chair

Ronald G. Geary, Member

Christopher T. Hannon, Member

PROPOSAL 2:

RATIFICATION OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2005

Fees of the Independent Auditor

Ernst & Young audited the Company’s financial statements for the year ended December 31, 2004 and has been the Company’s auditors since May 1998. Fees billed by Ernst & Young for the years ended December 31, 2004 and 2003 were as follows:

	2004	2003
Audit Fees (1)	$584,800	$219,725
Audit-Related Fees (2)	12,600	15,300
Tax Fees (3)	20,839	100,555
All Other Fees (4)	0	0

Total	$618,239	$335,580

(1)	The category of Audit Fees includes the aggregate fees billed for professional services rendered by Ernst & Young for the audit of the Company’s annual consolidated financial statements (including Ventas Finance, Inc. and a debt covenant compliance letter), audit of internal control over financial reporting estimate, review of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for such fiscal year, audit of annual financial statements and review of interim financial statements of ElderTrust Operating Limited Partnership, advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and work on securities and other filings with the Commission, including comfort letters, consents and comment letters.
(2)	The category of Audit-Related Fees consists principally of audits and consultations in connection with acquisitions.
(3)	The category of Tax Fees consists principally of reviews of tax returns and advice on tax-planning matters.
(4)	With respect to the category of All Other Fees, the Company did not incur fees except as indicated in the above categories.

All audit-related services, tax services and other services were pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policies described below. The Audit Committee determined that the provision of such services by Ernst & Young did not compromise Ernst & Young’s independence and was consistent with its role as the Company’s independent auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The Audit Committee implemented pre-approval policies related to the provision of both audit and non-audit services performed by the Company’s independent auditor in order to assure that the provision of such services and related fees not impair the auditor’s independence. Under these procedures, the annual audit services and related fees of the independent auditor are subject to the specific approval of the Audit Committee. The independent auditor must provide the Audit Committee with an engagement letter prior to or during the first calendar quarter of each calendar year outlining the scope of the audit services proposed to be performed during the applicable calendar year and the proposed fees for such audit services. If agreed to by the Audit Committee, the engagement letter will be formally accepted by the Audit Committee as evidenced by the execution of the engagement letter by the Chair of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. Also under these procedures, the Audit Committee may grant pre-approval for those permissible non-audit services that it believes are services that would not impair the independence of the auditor. The Audit Committee may not grant approval for any services categorized as “Prohibited Non-Audit Services” by the Commission. Certain non-audit services have been pre-approved by the Audit Committee, and all other non-audit services must be separately approved by the Audit Committee. To obtain approval of other permissible non-audit services, management must submit to the Audit Committee those non-audit services for which it recommends the Audit Committee engage the independent auditor. Management and the independent auditor must each confirm to the Audit Committee that each non-audit service for which approval is requested is not a Prohibited Non-Audit Service. The term of any pre-approved non-audit service is twelve (12) months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Fee levels for all non-audit services to be provided by the independent auditor are established periodically by the Audit Committee. Any proposed services exceeding these levels require separate pre-approval by the Audit Committee. With respect to each proposed pre-approved non-audit service, the independent auditor, as necessary, must provide detailed back-up documentation to the Audit Committee regarding the particular service to be provided. At each regularly scheduled Audit Committee meeting, Company management and the independent auditor report on the non-audit services provided by the independent auditor pursuant to the pre-approval process during the quarter and year-to-date and the fees incurred for such services during the periods. The Company’s Controller and Principal Accounting Officer is responsible for tracking all independent auditor fees for pre-approved non-audit services.

The Audit Committee has appointed Ernst & Young as the independent auditors of the Company for fiscal year 2005. Ernst & Young will examine the financial statements of the Company for fiscal year 2005. If the stockholders do not ratify this appointment, the Audit Committee will consider other independent auditors. One or more members of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Ratification of the appointment of Ernst & Young as independent auditors requires the affirmative vote of the holders of the majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE INDEPENDENT AUDITORS FOR FISCAL YEAR 2005.

PROPOSAL 3:

ADOPTION OF THE VENTAS EMPLOYEE AND DIRECTOR STOCK PURCHASE PLAN

The Company is asking stockholders to approve the Ventas Employee and Director Stock Purchase Plan (the “Stock Purchase Plan”). The Stock Purchase Plan allows employees and directors to purchase shares of Common Stock at a discount. Stockholder approval of the Stock Purchase Plan would entitle employees to receive special tax treatment provided by the Code.

The Board of Directors adopted the Stock Purchase Plan on January 25, 2005, subject to stockholder approval. The Stock Purchase Plan provides for the issuance of up to 2,500,000 shares of Common Stock. A copy of the Stock Purchase Plan is attached to this Proxy Statement as Annex A and is incorporated herein by reference. The description herein is a summary and not intended to be a complete description of the Stock Purchase Plan. Please read the Stock Purchase Plan for more detailed information.

Description of the Stock Purchase Plan

The purpose of the Stock Purchase Plan is to provide employees and directors of the Company and those subsidiaries designated to participate in the Stock Purchase Plan with an opportunity to purchase shares of Common Stock. The Stock Purchase Plan has two portions – one portion designed to provide employees with the special tax treatment provided by the Code (“employee tax-favored portion”) and the other portion for directors and additional purchases by employees (“additional employee and director portion”).

The first portion of the Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of such portion of the Stock Purchase Plan, accordingly, will be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

A total of 2,500,000 shares of Common Stock will be available for issuance and purchase under the Stock Purchase Plan. The number of shares of Common Stock available for issuance and purchase under the employee tax-favored portion of the Stock Purchase Plan will be 2,500,000 shares of Common Stock less the number of shares of Common Stock used for the additional employee and director portion. If any purchase right terminates for any reason without having been exercised, the shares of Common Stock not purchased under such purchase right shall again become available for the Stock Purchase Plan.

The Stock Purchase Plan will be administered by a committee appointed by the Board to administer the Stock Purchase Plan (the “Committee”). The Committee has the full and exclusive discretionary authority to construe and interpret the Stock Purchase Plan and the rights granted under it, to establish rules and regulations for the administration of the Stock Purchase Plan and to amend the Stock Purchase Plan to satisfy applicable laws, to obtain any exemption under such laws or to reduce or eliminate any unfavorable legal, accounting or other consequences or for any other purpose deemed appropriate.

Eligibility

Generally, all employees of the Company and any designated subsidiaries whose customary employment is for more than 20 hours per week (or such lesser number determined by the Committee) and who have completed at least one year of service (or such lesser period determined by the Committee) with the Company or any subsidiary and all directors of the Company are eligible to participate in the Stock Purchase Plan. However, any employee who would own or have options to acquire 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary is excluded from participating in the Stock Purchase Plan. As of March 28, 2005, there were approximately 17 employees and six nonemployee directors of the Company who would be eligible to participate in the Stock Purchase Plan.

Purchase of Shares of Common Stock

Pursuant to procedures established by the Committee, eligible employees and directors may purchase shares of Common Stock including by means of having a payroll withholding. Purchase periods are established by the Committee, and purchases of shares of Common Stock are made on the last trading day of the purchase period with contributions made by or compensation amounts withheld from employees or directors during the purchase period. Pursuant to procedures established by the Committee, employees and directors may suspend the amount of contributions or compensation being withheld during a purchase period or may withdraw prior to the end of the purchase period any amounts previously contributed or withheld during the purchase period, without interest. If during a purchase period an employee or director suspends contributions or the withholding of compensation or withdraws amounts previously contributed or withheld, such employee or director may not recommence contributing or withholding of compensation for the purchase of shares of Common Stock until the following purchase period.

On each purchase date (the last trading day of each purchase period), any amounts contributed or withheld from compensation during the applicable purchase period for purposes of the Stock Purchase Plan will be used to purchase the greatest number of whole shares of Common Stock that can be purchased with such amounts. The purchase price for a share of Common Stock will be set by the Committee but will not be less than 90% of the fair market value of a share of Common Stock on the purchase date for the employee tax-favored portion of the Stock Purchase Plan and not less than 95% of the fair market value of a share of Common Stock on the purchase date for the additional employee and director portion of the Stock Purchase Plan. For purposes of the Stock Purchase Plan, “fair market value” generally means the closing sales price of a share of Common Stock for the applicable day. As of March 28, 2005 the closing sales price of a share of Common Stock was $25.08 per share.

The Code limits the aggregate fair market value of the shares of Common Stock (determined as of the beginning of the purchase period) that any employee may purchase under the employee tax-favored portion of the Stock Purchase Plan during any calendar year to $25,000. Subject to the overall Stock Purchase Plan limit, the Committee determines the number of shares of Common Stock directors and employees may purchase under the additional employee and director portion of the Stock Purchase Plan. The Committee may impose restrictions or limitations on the resale of shares of Common Stock purchased under the Stock Purchase Plan. Employees must notify the Company if shares of Common Stock purchased under the employee tax-favored portion of the Stock Purchase Plan are disposed of in a disposition that does not satisfy the holding period requirements of Section 423 of the Code (generally, as discussed below, two years from the beginning of the applicable purchase period).

The Company may deduct or withhold or require employees and directors to pay to the Company any federal, state, local and other taxes the Company is required to withhold with respect to any event arising as a result of the Stock Purchase Plan. The Company may also deduct those amounts from wages or compensation.

Effect of Certain Corporate Events

The Stock Purchase Plan provides for adjustment of the number of shares of Common Stock which may be granted under the Stock Purchase Plan as well as the purchase price per share of Common Stock and the number of shares of Common Stock covered by each purchase right for any increase or decrease in the number of shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the Common Stock or recapitalization, reorganization, consolidation, split-up, spin-off or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company.

In the event of any corporate transaction, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the Stock Purchase Plan, in the number, class of or price of shares of Common Stock available for purchase under the Stock Purchase Plan and in the number of shares of Common Stock which an employee or director is entitled to purchase and any other adjustments it deems appropriate. In the event of any transaction, the Committee may elect to have the purchase rights under the Stock Purchase Plan assumed or such purchase rights substituted by a successor entity, to set an earlier purchase date, to terminate all outstanding purchase rights either prior to their expiration or upon completion of the purchase of shares of Common Stock on the next purchase date, or to take such other action deemed appropriate by the Committee.

Amendment or Termination

The Board may amend the Stock Purchase Plan at any time, provided such amendment does not cause rights issued under the employee tax-favored portion of the Stock Purchase Plan to fail to meet the requirements of Section 423 of the Code or cause rights issued under the Stock Purchase Plan to fail to meet the requirements of any securities exchange on which shares of Common Stock are traded. Moreover, any amendment for which stockholder approval is required under Section 423 of the Code or such securities exchange must be submitted to the stockholders for approval. The Board may terminate the Stock Purchase Plan any time.

U.S. Federal Income Tax Consequences

The following discussion is only a brief summary of the United States federal income tax consequences to the Company and employees and directors under the two portions of the Stock Purchase Plan. It is based on the Code as in effect as of the date of this Proxy Statement. The discussion relates only to United States federal income tax treatment; state, local, foreign, estate, gift and other tax consequences are not discussed. The summary is not intended to be a complete analysis or discussion of all potential tax consequences.

Employee Tax-Favored Portion of Stock Purchase Plan

The amounts deducted from an employee’s pay pursuant to the Stock Purchase Plan will be included in the employee’s compensation and be subject to federal income and employment tax. Generally, no additional income will be recognized by the employee either at the beginning of the purchase period when purchase rights are granted pursuant to the Stock Purchase Plan or at the time the employee purchases shares of Common Stock pursuant to the Stock Purchase Plan.

If the shares of Common Stock are disposed of at least two years after the first day of the purchase period to which the shares of Common Stock relate and at least one year after the shares of Common Stock were acquired under the Stock Purchase Plan (the “Holding Period”), or if the employee dies while holding the shares of Common Stock, the employee (or in the case of the employee’s death, the employee’s estate) will recognize ordinary income in the year of disposition or death in an amount equal to the lesser of (a) the excess of the fair market value of the shares of Common Stock on the first trading day of the purchase period over the purchase price of the shares of Common Stock or (b) the excess of fair market value of the shares of Common Stock at the time of such disposition over the purchase price of the shares of Common Stock.

If the shares of Common Stock are sold or disposed of (including by way of most gifts) before the expiration of the Holding Period, the employee will recognize ordinary income in the year of sale or disposition in an amount equal to the excess of the sales price over the purchase price, even if the shares of Common Stock are sold for less than their fair market value on the purchase date.

In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of Common Stock and the employee’s tax basis in the shares of Common Stock (generally, the amount the employee paid for the shares of Common Stock plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares of Common Stock will be long-term capital gain or loss if the employee’s holding period for the shares of Common Stock exceeds one year. The purchase date begins the holding period for determining whether the gain or loss realized is short- or long-term.

If the employee disposes of shares of Common Stock purchased pursuant to the Stock Purchase Plan after the Holding Period, the Company will not be entitled to any federal income tax deduction with respect to the shares of Common Stock issued under the Stock Purchase Plan. If the employee disposes of such shares of Common Stock prior to the expiration of the Holding Period, the Company generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.

Additional Employee and Director Portion of Stock Purchase Plan

The amounts deducted from an employee’s or director’s pay pursuant to the Stock Purchase Plan will be included in the individual’s compensation and be subject to federal income and employment tax. Generally, no additional income will be recognized by the employee or director at the beginning of the purchase period when purchase rights are granted pursuant to the Stock Purchase Plan. At the time the employee or director purchases shares of Common Stock pursuant to the Stock Purchase Plan the excess of the fair market value of shares of Common Stock on the purchase date over the purchase price of the share of Common Stock will be treated as ordinary income to the employee or director. The Company generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee or director.

In addition, the employee or director generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of Common Stock and the employee’s or director’s tax basis in the shares of Common Stock (generally, the amount the employee paid for the shares of Common Stock plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares of Common Stock will be long-term capital gain or loss if the employee’s or director’s holding period for the shares of Common Stock exceeds one year. The purchase date begins the holding period for determining whether the gain or loss realized is short- or long-term.

New Plan Benefits

Participation in the Stock Purchase Plan is entirely within the discretion of the eligible employees and directors. Because the Company cannot presently determine the participation levels by employees and directors, the rate of contributions by employees and directors or the eventual purchase price under the Stock Purchase Plan, it is not possible to determine the value of benefits which may be obtained by executive officers and other employees or directors under the Stock Purchase Plan.

Approval of the adoption of the Stock Purchase Plan requires the affirmative vote of the holders of the majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote; provided that the number of votes cast on the proposal represents at least 50% of the shares entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE STOCK PURCHASE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders (1)	1,579,769	$14.2243	1,461,220
Equity compensation plans not approved by stockholders (2)	2,514	N/A	1,161,764

Total	1,582,283	$14.2243	2,622,984

(1)	These plans consist of (i) the 1987 Incentive Compensation Program (Employee Plan); (ii) the 1987 Stock Option Plan for Non-Employee Directors; (iii) the TheraTx, Incorporated 1996 Stock Option/Stock Issuance Plan; (iv) the 2000 Incentive Compensation Plan (Employee Plan) (formerly known as the 1997 Incentive Compensation Plan); and (v) the 2004 Stock Plan for Directors (which amended and restated the 2000 Stock Option Plan for Directors (formerly known as the 1997 Stock Option Plan for Non-Employee Directors)).
(2)	These plans consist of (i) the Common Stock Purchase Plan for Directors, under which the Company’s nonemployee directors may receive Common Stock in lieu of directors’ fees, (ii) the Nonemployee Director Deferred Stock Compensation Plan, under which the Company’s nonemployee directors may receive units convertible on a one-for-one basis into Common Stock in lieu of director fees, and (iii) the Executive Deferred Stock Compensation Plan, under which the Company’s executive officers may receive units convertible on a one-for-one basis into Common Stock in lieu of compensation.

STOCKHOLDER PROPOSALS

Any stockholder proposal intended to be presented at the 2006 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company by December 5, 2005 and meet the requirements of our bylaws and Rule 14a-8 under the Exchange Act in order to be considered for inclusion in the Company’s proxy materials for that meeting.

According to the Company’s bylaws, a stockholder proposal, including stockholder recommendations regarding director nominations, must meet certain requirements described in the bylaws and may only be acted upon at an annual meeting of stockholders if the stockholder gives timely notice to the Company of such proposal (at least 60 but not more than 90 days before such annual meeting); provided, however, that if the Company gives less than 70 days notice or prior public disclosure of the date of the annual meeting, notice by the stockholder must be given to the Company not later than the tenth day following the earlier of the date on which such notice of the meeting was mailed or the date on which such public disclosure was made. The persons appointed as proxies for the 2006 Annual Meeting will have discretionary voting authority with respect to any stockholder proposal, including any director nomination, that is submitted to the Company otherwise than in conformity with such requirements of the Company’s bylaws.

OTHER MATTERS

The only matters to be considered at the Annual Meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Meeting and routine matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying form of proxy, or their substitutes, will have discretionary voting authority with respect to any stockholder proposal that is submitted to the Company otherwise than in conformity with the requirements of the Company’s bylaws.

ADDITIONAL INFORMATION

A copy of the Company’s 2004 Annual Report to stockholders accompanies this Proxy Statement. Stockholders may obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, excluding exhibits, without charge, upon request to Ventas, Inc., 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, Attention: Corporate Secretary. Copies of the exhibits to the Company’s Annual Report on Form 10-K will be provided to any requesting stockholder, provided that such stockholder agrees to reimburse the Company for reasonable fees related to providing such documents.

By Order of the Board of Directors,

Debra A. Cafaro

Chairman of the Board, Chief Executive Officer and President

Louisville, Kentucky

April 4, 2005

ANNEX A

VENTAS

EMPLOYEE AND DIRECTOR STOCK PURCHASE PLAN

The Ventas Employee and Director Stock Purchase Plan is comprised of two subplans as set forth below: the Ventas Qualified Employee Stock Purchase Plan and the Ventas Taxable Employee and Director Stock Purchase Plan.

A total of two million five hundred thousand (2,500,000) shares of Common Stock of Ventas, Inc. are reserved for sale and authorized for issuance pursuant to the Ventas Employee and Director Stock Purchase Plan comprised of the Ventas Qualified Employee Stock Purchase Plan and the Ventas Taxable Employee and Director Stock Purchase Plan. Such number of shares is subject to adjustment as set forth in Article 9 of each subplan. Shares of Common Stock to be issued under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof.

VENTAS

QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1. PURPOSE

The purpose of this Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under section 423 of the Code. The provisions of this Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

ARTICLE 2. DEFINITIONS

Certain terms used in this Plan have the meanings set forth in Appendix A.

ARTICLE 3. ELIGIBILITY REQUIREMENTS

3.1. Initial Eligibility. Except as provided in Section 3.2, each Employee shall become eligible to participate in the Plan in accordance with Article 4 on the first Enrollment Date on or following the later of (a) the date such individual becomes an Employee or (b) the Effective Date. Participation in the Plan is entirely voluntary.

3.2. Limitations on Eligibility. The Committee may determine that the following Employees are not eligible to participate in the Plan:

(a)	Employees who have been employed less than one (1) year or such shorter period established by the Committee;

(b)	Employees whose customary employment is twenty (20) hours or less per week or any lesser number of hours established by the Committee; and

(c)	Employees who, immediately upon purchasing Shares under the Plan, would own directly or indirectly, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary (and for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee).

ARTICLE 4. ENROLLMENT

Any Eligible Employee may enroll in the Plan for any Offering Period by completing and signing an enrollment election form or by such other means as the Committee shall prescribe and submitting such enrollment election to the Company in accordance with procedures established by the Committee on or before the Cut-Off Date with respect to such Offering Period. Unless otherwise determined by the Committee, the enrollment election and the designated rate of payroll deduction shall continue for future Offering Periods unless the Participant changes or cancels the enrollment election or designated rate of payroll deduction prior to the Cut-Off Date.

ARTICLE 5. GRANT OF OPTIONS ON ENROLLMENT

5.1. Option Grant. Enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant by the Company to such Participant of an option on such Enrollment Date to purchase Shares from the Company pursuant to the Plan.

5.2. Option Expiration. An option granted to a Participant pursuant to this Plan shall expire, if not terminated for any reason first, on the earliest to occur of (a) the end of the Offering Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Article 7; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

5.3. Purchase of Shares. An option granted to a Participant under the Plan shall give the Participant a right to purchase on a Purchase Date the largest number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant’s Account as of such Purchase Date will purchase at the applicable Purchase Price; provided, however, that the Committee may, in its discretion, limit the number of Shares purchased by each Participant in any Purchase Period.

Notwithstanding anything to the contrary herein, to the extent required by Section 423 of the Code, no Employee shall be granted an option under the Plan (or any other plan of the Company or a Subsidiary intended to qualify under Section 423 of the Code) which would permit the Employee to purchase Shares under the Plan (and such other plan) in any calendar year with a Fair Market Value (determined at the time such option is granted) in excess of $25,000 and any payments made by a Participant in excess of this limitation shall be returned to the Participant in accordance with procedures established by the Committee.

ARTICLE 6. PAYMENT

The Committee may designate the time and manner for payment of Shares to be purchased during the Purchase Period, including, but not limited to, through payroll deductions from Compensation, the terms and conditions of which are designated by the Committee. Payment amounts shall be credited on a bookkeeping basis to a Participant’s Account under this Plan. All payment amounts may be used by the Company for any purpose and the Company shall have no obligation to segregate such funds. No interest accrues on payments by Participants.

ARTICLE 7. PURCHASE OF SHARES

7.1. Option Exercise. Any option held by the Participant which was granted under this Plan and which remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant’s Account as of the Purchase Date will purchase at the applicable Purchase Price (but not in excess of the number of Shares for which options have been granted to the Participant pursuant to Section 5.3). Options for other Shares for which options have been granted which are not purchased on the last Purchase Date during the Offering Period shall terminate. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of an option, the Committee may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

7.2. Refund of Excess Amount. If, after a Participant’s exercise of an option under Section 7.1, an amount remains credited to the Participant’s Account as of a Purchase Date, then the remaining amount shall be (a) if no further Purchase Periods are immediately contemplated by the Committee, distributed to the Participant as soon as administratively feasible, or (b) if another Purchase Period is contemplated by the Committee, carried forward in the Account for application to the purchase of Shares on the next following Purchase Date.

7.3. Employees of Designated Categories. In the case of Participants employed by a Designated Subsidiary, the Committee may provide for Shares to be sold through the Subsidiary to such Participants, to the extent consistent with Section 423 of the Code.

7.4. Pro Rata Allocations. If the total number of Shares for which options are or could be exercised on any Purchase Date in accordance with this Article 7, when aggregated with all Shares for which options have been previously exercised under this Plan, exceeds the maximum number of Shares reserved in Article 12, the Company may, in accordance with Article 12, allocate the Shares available for delivery and distribution in the ratio that the balance in each Participant’s Account bears to the aggregate balances of all Participants’ Accounts, and the remaining balance of the amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.

7.5. Notice of Disposition. If a Participant or former Participant sells, transfers, or otherwise makes a disposition of Shares purchased pursuant to an option granted under the Plan and within two (2) years after the date such option is granted or within one (1) year after the date such Shares were transferred to the Participant, if such Participant or former Participant is subject to United States federal income tax, then such Participant or former Participant shall notify the Company or a member of the Employer in writing of such sale, transfer or other disposition within ten (10) days of the consummation of such sale, transfer, or other disposition. Without limitation on the Participant or former Participant’s ability to sell, transfer or otherwise make a disposition of Shares and without limitation on Section 11.2, Participants and former Participants must maintain any Shares purchased pursuant to an option granted under the Plan within two (2) years after the date such option is granted or within one (1) year after the date such Shares were transferred to the Participant at the broker designated by the Committee, unless the Committee determines otherwise.

ARTICLE 8. WITHDRAWAL FROM THE PLAN,

TERMINATION OF EMPLOYMENT, AND LEAVE OF ABSENCE

8.1. Withdrawal from the Plan. A Participant may withdraw all funds accumulated in the Participant’s Account from the Plan during any Purchase Period by delivering a notice of withdrawal to the Company or a member of the Employer (in a manner prescribed by the Committee) at any time up to but not including the thirty (30) days prior to the Purchase Date next following the date such notice of withdrawal is delivered, or at such shorter time in advance of such Purchase Date as the Committee may permit. If notice of complete withdrawal as described in the preceding sentence is timely received, all funds then accumulated in the Participant’s Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively feasible and the Company or member of the Employer will cease the Participant’s payroll withholding for the Plan in accordance with timing and other procedures established by the Committee. An Employee who has withdrawn during a Purchase Period may not return funds to the Company or a member of the Employer during the same Purchase Period and require the Company or member of the Employer to apply those funds to the purchase of Shares. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date, if any.

8.2. Termination of Participation. Participation in the Plan terminates immediately following the end of the Purchase Period during which a Participant ceases to be employed by the Company or a member of the Employer for any reason whatsoever or otherwise ceases to be an Eligible Employee. Notwithstanding the preceding sentence, such Participant may elect to withdraw from the Plan in accordance with Section 8.1 and the procedures prescribed by the Committee.

8.3. Leave of Absence. If a Participant takes a leave of absence, such Participant shall have the right, in accordance with procedures prescribed by the Committee, to elect to withdraw from the Plan in accordance with Section 8.1. To the extent determined by the Committee or required by Section 423 of the Code, certain leaves of absence may be treated as cessations of employment for purposes of the Plan.

ARTICLE 9. ADJUSTMENTS UPON CHANGES IN

CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE

9.1. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the right to purchase Shares of Common Stock covered by a current Offering Period and the number of Shares which have been authorized for issuance under the Plan for any future Offering Period, the maximum number of Shares each Participant may purchase each Offering Period (pursuant to Section 5.3 hereof), as well as the price per Share and the number of Shares covered by each right under the Plan which have not yet been purchased shall be proportionately adjusted in the sole discretion of the Committee for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the Common Stock, or recapitalization, reorganization, consolidation, split-up, spin-off, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Except as expressly provided otherwise by the Committee, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.

9.2. Committee Adjustment. Without limitation on the preceding provisions, in the event of any corporate transaction, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the number and class of Shares which may be delivered under Article 12, in the number, class of or price of Shares available for purchase under the Plan and in the number of Shares which an Employee is entitled to purchase and any other adjustments it deems appropriate. Without limiting the Committee’s authority under this Plan, in the event of any transaction, the Committee may elect to have the options hereunder assumed or such options substituted by a successor entity, to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, to shorten the Offering Period by setting a new Purchase Date or to take such other action deemed appropriate by the Committee.

ARTICLE 10. DESIGNATION OF BENEFICIARY

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the amount in his or her Account is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, any Account balance remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 11. ADMINISTRATION.

11.1. Administration by Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to delegate duties to officers, directors or employees of the Company.

11.2. Authority of Committee. The Committee shall have the full and exclusive discretionary authority to construe and interpret the Plan and options granted under it; to establish, amend, and revoke rules and regulations for administration of the Plan (including, without limitation, the determination and change of Offering Periods, Purchase Periods and payment procedures, the requirement that Shares be held by a specified broker, and the establishment of the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars); to determine all questions of eligibility, disputed claims and policy that may arise in the administration of the Plan; to make any changes to the Plan or its operations to reduce or eliminate any unfavorable legal, accounting or other consequences to the extent deemed appropriate by the Committee; and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be part of the Employer. The Committee’s determinations as to the interpretation and operation of this Plan shall be final and conclusive and each action of the Committee shall be binding on all persons.

In exercising the powers described in the foregoing paragraph, the Committee may adopt special or different rules for the operation of the Plan including, but not limited to, rules which allow employees of any foreign Subsidiary to participate in, and enjoy the tax benefits offered by, the Plan; provided that such rules shall not result in any grantees of options having different rights and/or privileges under the Plan in violation of Section 423 of the Code nor otherwise cause the Plan to fail to satisfy the requirements of Section 423 of the Code and the regulations thereunder.

11.3. Administrative Modification. The Plan provisions relating to the administration of the Plan may be amended by the Committee from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws of the United States, to obtain any exemption under such laws, or to reduce or eliminate any unfavorable legal, accounting or other consequences or for any other purpose deemed appropriate by the Committee.

ARTICLE 12. NUMBER OF SHARES

Subject to adjustment as set forth in Article 9, two million five hundred thousand (2,500,000) Shares are reserved for sale and authorized for issuance pursuant to the Ventas Employee and Director Stock Purchase Plan, and therefore, the number of Shares authorized for issuance pursuant to the Plan is two million five hundred thousand (2,500,000) Shares less the number of Shares issued pursuant to the Ventas Taxable Employee and Director Stock Purchase Plan. If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the Ventas Employee and Director Stock Purchase Plan. If on a given Purchase Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practical and as it shall determine to be equitable.

ARTICLE 13. MISCELLANEOUS

13.1. Restrictions on Transfer. Options granted under the Plan to a Participant may not be exercised during the Participant’s lifetime other than by the Participant. Neither amounts credited to a Participant’s Account nor any rights with respect to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 8.1.

13.2. Administrative Assistance. If the Committee in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of Shares, delivery of reports, or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the Account in the Participant’s name, or if the Participant so indicates in the enrollment form, in the Participant’s name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Committee.

13.3. Treatment of Non-U.S. Participants. Participants who are employed by non-U.S. Designated Subsidiaries, who are paid in foreign currency, and who contribute foreign currency to the Plan through contributions or payroll deductions will have such contributions converted to U.S. dollars. The exchange rate and method for such conversion will be determined as prescribed by the Committee. In no event will any procedure implemented for dealing with exchange rate fluctuations that may occur during an Offering Period result in a purchase price below the Purchase Date Price permitted under the Plan. Each Participant shall bear the risk of any currency exchange fluctuations (if applicable) between the date on which any Participant contributions are converted to U.S. dollars and the following Purchase Date.

13.4. Withholding. The Company or any member of the Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any member of the Employer, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

13.5. Equal Rights and Privileges. All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Committee be reformed to comply with the requirements of Section 423 of the Code. This Section 13.5 shall take precedence over all other provisions in the Plan.

13.6. Eligible Employees in Other Countries. Without amending the Plan, the Committee may grant options or establish other procedures to provide benefits to Eligible Employees of Designated Subsidiaries with non-U.S. employees on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable (a) to comply with provisions of the laws or regulations or conform to the requirements to operate the Plan in a qualified or tax or accounting advantageous manner in other countries or jurisdictions in which the Company or any Designated Subsidiary may operate or have employees, (b) to ensure the viability of the benefits from the Plan to Eligible Employees employed in such countries or jurisdictions and (c) to meet the objectives of the Plan. Notwithstanding anything to the contrary herein, any such actions taken by the Committee with respect to Eligible Employees of any Designated Subsidiary may be treated as a subplan outside of an “employee stock purchase plan” under Section 423 of the United States Code and not subject to the requirements of Section 423 set forth in the United States Code and this Plan.

13.7. Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

13.8. Amendment and Termination. The Board may amend, alter, or terminate the Plan at any time; provided, however, that (1) the Plan may not be amended in a way which will cause rights issued under the Plan to fail to meet the requirements of Section 423 of the Code; and (2) no amendment which would amend or modify the Plan in a manner requiring stockholder approval under Section 423 of the Code or the requirements of any securities exchange on which the Shares are traded shall be effective unless such stockholder approval is obtained. In addition, the Committee may amend the Plan as provided in Section 11.3, subject to the conditions set forth in this Section 13.8.

If the Plan is terminated, the Committee may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants’ Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

13.9. No Right of Employment. Neither the grant nor the exercise of any rights to purchase Shares under this Plan nor anything in this Plan shall impose upon the Company or a member of the Employer any obligation to employ or continue to employ any Employee. The right of the Company or a member of the Employer to terminate any Employee shall not be diminished or affected because any rights to purchase Shares have been granted to such Employee.

13.10. Rights as Shareholder. No Participant shall have any rights as shareholder unless and until Shares have been issued to him or her.

13.11. Governmental Regulation. The Company’s obligation to sell and deliver Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares.

13.12. Gender. When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.

13.13. Condition for Participation. As a condition to participation in the Plan, Eligible Employees agree to be bound by the terms of the Plan (including, without limitation, the notification and holding requirements of Section 7.5) and the determinations of the Committee.

APPENDIX A

DEFINITIONS

“Account” means a recordkeeping account maintained for a Participant to which Participant contributions and payroll deductions, if applicable, shall be credited.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means any person or committee appointed by the Board.

“Common Stock” means the Common Stock of the Company.

“Company” means Ventas, Inc., a Delaware corporation.

“Compensation” means gross earnings from the Employer, including such amounts of gross earnings as are deferred by an Eligible Employees (a) under a qualified cash or deferred arrangement described in Section 401(k) of the Code or (b) under a plan qualified under Section 125 of the Code. Compensation does not include severance pay, equity compensation or gain from stock option exercises.

“Cut-Off Date” means the date established by the Committee from time to time by which enrollment forms must be received prior to an Enrollment Date.

“Designated Subsidiary” means any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan and which has adopted the Plan with the approval of the Committee in its sole and absolute discretion.

“Effective Date” means the effective date as determined by the Committee.

“Eligible Employee” means an Employee eligible to participate in the Plan in accordance with Article 3.

“Employee” means any individual who is an employee of the Employer for tax purposes.

“Employer” means the Company or any Designated Subsidiary of the Company by which an Employee is employed.

“Enrollment Date” means the first Trading Day of an Offering Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of the Shares shall mean, as of any applicable date, the closing sale price of the Shares on the New York Stock Exchange or any national or regional stock exchange on which the Shares are traded, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the New York Stock Exchange or a national or regional stock exchange, the fair market value of the Shares as of a particular date shall be determined by such method as shall be determined by the Committee.

“Grant Date” means a date on which an Eligible Employee is granted an option under the Plan pursuant to Article 5.

“Offering Period” means each period, if any, designated by the Committee; provided, that each period shall in no event end later than twenty-seven (27) months from the Grant Date. The Offering Period may but need not be the same as the Purchase Period, as determined by the Committee.

“Participant” means an Eligible Employee who has enrolled in the Plan pursuant to Section 4.

“Plan” means this Ventas Qualified Employee Stock Purchase Plan.

“Purchase Date” with respect to a Purchase Period means the last Trading Day in such Purchase Period.

“Purchase Date Price” means the Fair Market Value of a Share on the applicable Purchase Date.

“Purchase Period” means the period beginning on the Effective Date and ending on the date designated by the Committee and each period, if any, thereafter designated by the Committee; provided, that each period shall, in no event end later than twenty-seven (27) months from the Grant Date.

“Purchase Price” means the price designated by the Committee, at which each Share may be purchased under any option, but in no event less than ninety percent (90%) of the Purchase Date Price.

“Shares” means shares of the Company’s Common Stock.

“Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

“Trading Day” means a day on which the New York Stock Exchange, Nasdaq stock market or other alternative exchange or service on which the Common Stock is traded, listed or quoted is open for trading.

VENTAS

TAXABLE EMPLOYEE AND DIRECTOR STOCK PURCHASE PLAN

ARTICLE 1. PURPOSE

The purpose of this Plan is to provide employees and directors of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company.

ARTICLE 2. DEFINITIONS

Certain terms used in this Plan have the meanings set forth in Appendix B.

ARTICLE 3. ELIGIBILITY REQUIREMENTS

3.1. Initial Eligibility. Except as provided in Section 3.2, each Employee and Director shall become eligible to participate in the Plan in accordance with Article 4 on the first Enrollment Date on or following the later of (a) the date such individual becomes an Employee or Director; or (b) the Effective Date. Participation in the Plan is entirely voluntary.

3.2. Limitation on Eligibility. The Committee may determine that the following Employees are not eligible to participate in the Plan:

(a)	Employees who have been employed less than one (1) year or such shorter period established by the Committee; and

(b)	Unless otherwise determined appropriate by the Committee, Employees whose customary employment is twenty (20) hours or less per week or any lesser number of hours established by the Committee.

ARTICLE 4. ENROLLMENT

Any Eligible Person may enroll in the Plan for any Offering Period by completing and signing an enrollment election form or by such other means as the Committee shall prescribe and submitting such enrollment election to the Company in accordance with procedures established by the Committee on or before the Cut-Off Date with respect to such Offering Period. Unless otherwise determined by the Committee, the enrollment election and the designated rate of payroll deduction shall continue for future Offering Periods unless the Participant changes or cancels the enrollment election or designated rate of payroll deduction prior to the Cut-Off Date.

ARTICLE 5. GRANT OF OPTIONS ON ENROLLMENT

5.1. Option Grant. Enrollment by an Eligible Person in the Plan as of an Enrollment Date will constitute the grant by the Company to such Participant of an option on such Enrollment Date to purchase Shares from the Company pursuant to the Plan.

5.2. Option Expiration. An option granted to a Participant pursuant to this Plan shall expire, if not terminated for any reason first, on the earliest to occur of (a) the end of the Offering Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Article 7; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

5.3. Purchase of Shares. An option granted to a Participant under the Plan shall give the Participant a right to purchase on a Purchase Date the largest number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant’s Account as of such Purchase Date will purchase at the applicable Purchase Price; provided, however, that the Committee may, in its discretion, limit the number of Shares purchased by each Participant in any Purchase Period.

ARTICLE 6. PAYMENT

The Committee may designate the time and manner for payment of Shares to be purchased during the Purchase Period, including, but not limited to, through payroll deductions from Compensation, the terms and conditions of which are designated by the Committee. Payment amounts shall be credited on a bookkeeping basis to a Participant’s Account under this Plan. All payment amounts may be used by the Company for any purpose and the Company shall have no obligation to segregate such funds. No interest accrues on payments by Participants.

ARTICLE 7. PURCHASE OF SHARES

7.1. Option Exercise. Any option held by the Participant which was granted under this Plan and which remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant’s Account as of the Purchase Date will purchase at the applicable Purchase Price (but not in excess of the number of Shares for which options have been granted to the Participant pursuant to Section 5.3). Options for other Shares for which options have been granted which are not purchased on the last Purchase Date during the Offering Period shall terminate. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of an option, the Committee may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

7.2. Refund of Excess Amount, If, after a Participant’s exercise of an option under Section 7.1, an amount remains credited to the Participant’s Account as of a Purchase Date, then the remaining amount shall be (a) if no further Purchase Periods are immediately contemplated by the Committee, distributed to the Participant as soon as administratively feasible, or (b) if another Purchase Period is contemplated by the Committee, carried forward in the Account for application to the purchase of Shares on the next following Purchase Date.

7.3. Employees of Designated Categories. In the case of Participants employed by a Designated Subsidiary, the Committee may provide for Shares to be sold through the Subsidiary to such Participants.

7.4. Pro Rata Allocation. If the total number of Shares for which options are or could be exercised on any Purchase Date in accordance with this Article 7, when aggregated with all Shares for which options have been previously exercised under this Plan, exceeds the maximum number of Shares reserved in Section 12, the Company may, in accordance with Article 12, allocate the Shares available for delivery and distribution in the ratio that the balance in each Participant’s Account bears to the aggregate balances of all Participants’ Accounts, and the remaining balance of the amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.

ARTICLE 8. WITHDRAWAL FROM THE PLAN,

TERMINATION OF EMPLOYMENT, AND LEAVE OF ABSENCE

8.1. Withdrawal from the Plan. A Participant may withdraw all funds accumulated in the Participant’s Account from the Plan during any Purchase Period by delivering a notice of withdrawal to the Company or a member of the Employer (in a manner prescribed by the Committee) at any time up to but not including the thirty (30) days prior to the Purchase Date next following the date such notice of withdrawal is delivered, or at such shorter time in advance of such Purchase Date as the Committee may permit. If notice of complete withdrawal as described in the preceding sentence is timely received, all funds then accumulated in the Participant’s Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively feasible and the Company or member of the Employer will cease the Participant’s payroll withholding for the Plan in accordance with timing and other procedures established by the Committee. An Eligible Person who has withdrawn during a Purchase Period may not return funds to the Company or a member of the Employer during the same Purchase Period and require the Company or member of the Employer to apply those funds to the purchase of Shares. Any Eligible Person who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date, if any.

8.2. Termination of Participation. Participation in the Plan terminates immediately following the end of the Purchase Period during which a Participant ceases to be employed by the Company or a member of the Employer for any reason whatsoever or otherwise ceases to be an Eligible Person. Notwithstanding the preceding sentence, such Participant may elect to withdraw from the Plan in accordance with Section 8.1 and the procedures prescribed by the Committee.

8.3. Leave of Absence. If a Participant takes a leave of absence, such Participant shall have the right, in accordance with procedures prescribed by the Committee, to elect to withdraw from the Plan in accordance with Section 8.1. To the extent determined by the Committee, certain leaves of absence may be treated as cessations of employment for purposes of the Plan.

ARTICLE 9. ADJUSTMENTS UPON CHANGES IN

CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE

9.1. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the right to purchase Shares of Common Stock covered by a current Offering Period and the number of Shares which have been authorized for issuance under the Plan for any future Offering Period, the maximum number of Shares each Participant may purchase each Offering Period (pursuant to Section 5.3 hereof), as well as the price per Share and the number of Shares covered by each right under the Plan which have not yet been purchased shall be proportionately adjusted in the sole discretion of the Committee for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the Common Stock, or recapitalization, reorganization, consolidation, split-up, spin-off, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Except as expressly provided otherwise by the Committee, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.

9.2. Committee Adjustment. Without limitation on the preceding provisions, in the event of any corporate transaction, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the number and class of Shares which may be delivered under Article 12, in the number, class of or price of Shares available for purchase under the Plan and in the number of Shares which an Eligible Person is entitled to purchase and any other adjustments it deems appropriate. Without limiting the Committee’s authority under this Plan, in the event of any transaction, the Committee may elect to have the options hereunder assumed or such options substituted by a successor entity, to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, to shorten the Offering Period by setting a new Purchase Date or to take such other action deemed appropriate by the Committee.

ARTICLE 10. DESIGNATION OF BENEFICIARY

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the amount in his or her Account is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, any Account balance remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 11. ADMINISTRATION

11.1. Administration by Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to delegate duties to officers, directors or employees of the Company.

11.2. Authority of Committee. The Committee shall have the full and exclusive discretionary authority to construe and interpret the Plan and options granted under it; to establish, amend, and revoke rules and regulations for administration of the Plan (including, without limitation, the determination and change of Offering Periods, Purchase Periods and payment procedures, the requirement that Shares be held by a specified broker, and the establishment of the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars); to determine all questions of eligibility, disputed claims and policy that may arise in the administration of the Plan; to make any changes to the Plan or its operations to reduce or eliminate any unfavorable legal, accounting or other consequences to the extent deemed appropriate by the Committee; and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be part of the Employer. The Committee’s determinations as to the interpretation and operation of this Plan shall be final and conclusive and each action of the Committee shall be binding on all persons. The Committee may adopt special or different rules for the operation of the Plan for different Participants, including, but not limited to, rules designed to accommodate the practices of the applicable jurisdiction.

11.3. Administrative Modification. The Plan provisions relating to the administration of the Plan may be amended by the Committee from time to time as may be desirable to satisfy any requirements of or under the securities or other applicable laws of the United States or other jurisdiction, to obtain any exemption under such laws, or to reduce or eliminate any unfavorable legal, accounting or other consequences or for any other purpose deemed appropriate by the Committee.

ARTICLE 12. NUMBER OF SHARES

Subject to adjustment as set forth in Article 9, two million five hundred thousand (2,500,000) Shares are reserved for sale and authorized for issuance pursuant to the Ventas Employee and Director Stock Purchase Plan, and therefore, the number of Shares authorized for issuance pursuant to the Plan is two million five hundred thousand (2,500,000) Shares less the number of Shares issued pursuant to the Ventas Qualified Employee Stock Purchase Plan. If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the Ventas Employee and Director Stock Purchase Plan. If on a given Purchase Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practical and as it shall determine to be equitable.

ARTICLE 13. MISCELLANEOUS

13.1. Restrictions on Transfer. Options granted under the Plan to a Participant may not be exercised during the Participant’s lifetime other than by the Participant. Neither amounts credited to a Participant’s Account nor any rights with respect to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 8.1.

13.2. Administrative Assistance. If the Committee in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of Shares, delivery of reports, or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the Account in the Participant’s name, or if the Participant so indicates in the enrollment form, in the Participant’s name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Committee.

13.3. Treatment of Non-U.S. Participants. Participants who are employed by non-U.S. Designated Subsidiaries, who are paid in foreign currency, and who contribute foreign currency to the Plan through contributions or payroll deductions will have such contributions converted to U.S. dollars. The exchange rate and method for such conversion will be determined as prescribed by the Committee. Each Participant shall bear the risk of any currency exchange fluctuations (if applicable) between the date on which any Participant contributions are converted to U.S. dollars and the following Purchase Date.

13.4. Withholding. The Company or any member of the Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any member of the Employer, an amount sufficient to satisfy taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

13.5. Eligible Employees in Other Countries. Without amending the Plan, the Committee may grant options or establish other procedures to provide benefits to Eligible Persons of Designated Subsidiaries with non-U.S. employees on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable (a) to comply with provisions of the laws or regulations or conform to the requirements to operate the Plan in a qualified or tax or accounting advantageous manner in other countries or jurisdictions in which the Company or any Designated Subsidiary may operate or have employees, (b) to ensure the viability of the benefits from the Plan to Eligible Persons employed in such countries or jurisdictions and (c) to meet the objectives of the Plan.

13.6. Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

13.7. Amendment and Termination. The Board may amend, alter, or terminate the Plan at any time; provided, however, that no amendment which would amend or modify the Plan in a manner requiring stockholder approval under the requirements of any securities exchange on which the Shares are traded shall be effective unless such stockholder approval is obtained. In addition, the Committee may amend the Plan as provided in Section 11.3, subject to the conditions set forth in this Section 13.7.

If the Plan is terminated, the Committee may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants’ Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

13.8. No Right of Employment. Neither the grant nor the exercise of any rights to purchase Shares under this Plan nor anything in this Plan shall impose upon the Company or a member of the Employer any obligation to employ or continue to employ any Employee. The right of the Company or a member of the Employer to terminate any Employee shall not be diminished or affected because any rights to purchase Shares have been granted to such Employee.

13.9. Rights as Shareholder. No Participant shall have any rights as shareholder unless and until Shares have been issued to him or her.

13.10. Governmental Regulation. The Company’s obligation to sell and deliver Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares.

13.11. Gender. When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.

13.12. Condition for Participation. As a condition to participation in the Plan, Eligible Persons agree to be bound by the terms of the Plan and the determinations of the Committee.

APPENDIX B

DEFINITIONS

“Account” means a recordkeeping account maintained for a Participant to which Participant contributions and payroll deductions, if applicable, shall be credited.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means any person or committee appointed by the Board.

“Common Stock” means the Common Stock of the Company.

“Company” means Ventas, Inc., a Delaware corporation.

“Compensation” means gross earnings from the Employer, including such amounts of gross earnings as are deferred by an Eligible Persons (a) under a qualified cash or deferred arrangement described in Section 401(k) of the Code or (b) under a plan qualified under Section 125 of the Code. Compensation does not include severance pay, equity compensation or gain from stock option exercises.

“Cut-Off Date” means the date established by the Committee from time to time by which enrollment forms must be received prior to an Enrollment Date.

“Designated Subsidiary” means any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan and which has adopted the Plan with the approval of the Committee in its sole and absolute discretion.

“Director” means a director of the Company.

“Effective Date” means the effective date as determined by the Committee.

“Eligible Person” means an Employee or director of the Company eligible to participate in the Plan in accordance with Article 3.

“Employee” means any individual who is an employee of the Employer for purposes of the Plan as determined by the Committee.

“Employer” means the Company and any Designated Subsidiary of the Company.

“Enrollment Date” means the first Trading Day of an Offering Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of the Shares shall mean, as of any applicable date, the closing sale price of the Shares on the New York Stock Exchange or any national or regional stock exchange on which the Shares are traded, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the New York Stock Exchange or a national or regional stock exchange, the fair market value of the Shares as of a particular date shall be determined by such method as shall be determined by the Committee.

“Grant Date” means a date on which an Eligible Person is granted an option under the Plan pursuant to Section 5.

“Offering Period” means the period, if any, designated by the Committee; provided, that each period shall in no event end later than twenty-seven (27) months from the Grant Date. The Offering Period may but need not be the same as the Purchase Period, as determined by the Committee.

“Participant” means an Eligible Person who has enrolled in the Plan pursuant to Section 4.

“Plan” means this Ventas Taxable Employee and Director Stock Purchase Plan.

“Purchase Date” with respect to a Purchase Period means the last Trading Day in such Purchase Period.

“Purchase Date Price” means the Fair Market Value of a Share on the applicable Purchase Date.

“Purchase Period” means the period beginning on the Effective Date and ending on the date designated by the Committee and each period, if any, thereafter designated by the Committee; provided, that each period shall, in no event end later than twenty-seven (27) months from the Grant Date.

“Purchase Price” means the price designated by the Committee, at which each Share may be purchased under any option, but in no event less than ninety-five percent (95%) of the Purchase Date Price.

“Shares” means shares of the Company’s Common Stock.

“Subsidiary” means a corporation or other entity or person, domestic or foreign, of which a majority of its voting power, equity securities, or equity interest is owned directly or indirectly by the Company or a Subsidiary, whether or not such corporation or other entity or person now exists or is hereafter organized or acquired by the Company or a Subsidiary.

“Trading Day” means a day on which the New York Stock Exchange, Nasdaq stock market or other alternative exchange or service on which the Common Stock is traded, listed or quoted is open for trading.

VENTAS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS ON

MAY 24, 2005

The undersigned hereby appoints Debra A. Cafaro and Richard A. Schweinhart and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Ventas, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at The Annual Meeting of Stockholders to be held at 12:00 p.m., local time, on Tuesday, May 24, 2005 at The Ritz-Carlton Chicago, 160 East Pearson Street at Water Tower Place, Chicago, Illinois 60611, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

Dated:                                                                                , 2005

Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this Proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

This Proxy will be voted as directed, but if no direction is indicated for a given proposal, the Proxy will be voted FOR that proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.	Please mark your votes as ☒ indicated in this example

1.	ELECTION OF DIRECTORS: to elect seven (7) directors to terms expiring at the 2006 Annual Meeting of Stockholders:

Debra A. Cafaro	Douglas Crocker II	Jay M. Gellert

Ronald G. Geary	Christopher T. Hannon	Sheli Z. Rosenberg

Thomas C. Theobald

☐ FOR all nominees listed (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote on all nominees listed

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.) IF THIS PROXY IS EXECUTED BY THE UNDERSIGNED IN SUCH A MANNER SO AS TO NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, IT SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

2.	DIRECTORS’ PROPOSAL: to ratify the appointment of Ernst & Young LLP as the independent auditors for fiscal year 2005:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	DIRECTORS’ PROPOSAL: to adopt the Ventas Employee and Director Stock Purchase Plan:

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE INDICATE WHETHER YOU WILL ATTEND THE ANNUAL MEETING:

☐ I expect to attend the Annual Meeting.	☐ I do not expect to attend the Annual Meeting.